UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14a

PROXY STATEMENT
Pursuant to Section 14(A) of The Securities Exchange Act of 1934

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HOPE BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3200 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90010
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Tuesday, June 9, 2020
TO OUR STOCKHOLDERS:

We are pleased to announce that, pursuant to our Bylaws and the call of our board of directors, the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Hope Bancorp, Inc. will be held on Tuesday, June 9, 2020 at 10:30 a.m. Pacific Time. In light of the public health threats as a result of the COVID-19 pandemic, this year’s Annual Meeting will be conducted solely online via live webcast in a virtual meeting format only. You will be able to participate in the virtual Annual Meeting online, vote your shares electronically and submit your questions prior to and during the Annual Meeting by visiting www.meetingcenter.io/229348993 on Tuesday, June 9, 2020 at 10:30 a.m. Pacific Time. The password for the meeting is HOPE2020.

We encourage you to vote your shares by telephone, online or by mail by following the instructions provided on the Proxy Card in advance of the virtual Annual Meeting, but you may also vote during the meeting by following the instructions available on the meeting website. At the virtual Annual Meeting, we will ask you to vote on the following matters, as set forth in greater detail in the accompanying Proxy Statement:

1. Election of Directors. You will have the opportunity to elect 14 persons to serve as members of our board of directors until our next Annual Meeting and until their successors are duly elected and qualified. The following 14 persons are our nominees for election:

Donald D. Byun	Jinho Doo	Daisy Y. Ha	James U. Hwang
Jin Chul Jhung	Joon K. Kim	Kevin S. Kim	Steven S. Koh
Chung Hyun Lee	William J. Lewis	David P. Malone	John R. Taylor
	Scott Yoon-Suk Whang	Dale S. Zuehls
2. Ratification of the Appointment of Independent Registered Public Accounting Firm. You will be asked to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2020.
3. Nonbinding Advisory Vote to Approve Executive Compensation. You will have the opportunity to cast a nonbinding, advisory vote on whether to approve the compensation of the Company’s “Named Executive Officers” as described in the attached Proxy Statement.
If other business is properly raised at the meeting or any postponement or adjournment thereof, you may be asked to vote on these matters as well.

The Board of Directors recommends that you vote in favor of the election of the above nominees and in favor of Proposals 2 and 3.

We cordially invite all stockholders to attend this virtual Annual Meeting. Only stockholders of record as of the close of business on April 22, 2020 are entitled to notice of and to vote at the virtual Annual Meeting or at any postponement or adjournment thereof.

Your vote is important. Whether or not you expect to attend the virtual Annual Meeting, please sign, date and return the enclosed Proxy Card in the postage paid envelope provided, or cast your vote by Internet or telephone by following the instructions on your Proxy Card and the Notice of Internet Availability of Proxy Materials, as soon as you can. The vote of every stockholder is important, and we appreciate your cooperation in returning your executed Proxy or your Internet or telephone vote promptly.

Your Proxy, or your Internet or telephone vote, is revocable and will not affect your right to vote in person if you attend the virtual Annual Meeting. If your shares are registered in your name and you attend the virtual Annual Meeting, you may simply revoke your previously submitted Proxy by voting your shares at that time. If you receive more than one Proxy Card or Notice of Internet Availability of Proxy Materials because your shares are registered in different names or addresses, you will need to follow the instructions in each set of proxy materials that you receive to ensure that all your shares will be voted at the Annual Meeting. If your shares are held by a broker or other nominee holder, and are not registered in your name, you will need additional documentation from your broker or other record holder to vote your shares in person at the virtual Annual Meeting. Please indicate on the Proxy Card whether or not you expect to attend the virtual Annual Meeting.

We appreciate your continuing support and look forward to your participation in the virtual Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Kevin S. Kim
Chairman, President & Chief Executive Officer

DATED:	May 14, 2020
Los Angeles, California

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 9, 2020

This Proxy Statement and the Company’s 2019 Annual Report on Form 10-K are available free of charge electronically online at
http://www.ir-hopebancorp.com/ProxyMaterials/Index?keyGenPage=331167 .

TABLE OF CONTENTS

PAGE
GENERAL INFORMATION	1

PROPOSAL 1: Election of Directors	7
Executive Summary ........................................................................................................................................................	8
Director Nomination Process ..........................................................................................................................................	9
Director Nominee Qualifications and Experience ..........................................................................................................	9
Corporate Governance ....................................................................................................................................................	17
Board Leadership Structure .....................................................................................................................................	17
Board Independence ................................................................................................................................................	18
Board Diversity .......................................................................................................................................................	18
Committees of the Board .........................................................................................................................................	19
Board Communication ............................................................................................................................................	21
Equity Ownership Guidelines .................................................................................................................................	21
Board’s Role in Risk Oversight .......................................................................................................................................	22
Director Compensation ...................................................................................................................................................	22

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm	25
Executive Summary ........................................................................................................................................................	26
Audit Committee Pre-Approval Policies and Procedures ...............................................................................................	27
Fees Paid to Crowe ..........................................................................................................................................................	27
Audit Committee Report .................................................................................................................................................	28

PROPOSAL 3: Nonbinding Advisory Vote to Approve Executive Compensation	29
Advisory Resolution ........................................................................................................................................................	30
Executive Officer Qualifications and Experience ...........................................................................................................	31
Named Executive Officers ......................................................................................................................................	34
Compensation Committee Report ...................................................................................................................................	35
Compensation Discussion and Analysis ..........................................................................................................................	36
Executive Summary ................................................................................................................................................	36
What Guides Our Executive Compensation Program .............................................................................................	38
Elements of Compensation ......................................................................................................................................	40
Other Practices, Policies and Guidelines .................................................................................................................	45
CEO to Median Employee Pay Ratio ......................................................................................................................	46
Compensation Committee Interlocks and Insider Participation ..............................................................................	46
Executive Compensation Tables .....................................................................................................................................	47
Security Ownership of Directors and Executive Officers ...............................................................................................	54
Additional Information About Our Directors and Executive Officers ............................................................................	55

ANNUAL REPORT ON FORM 10-K	57

OTHER MATTERS	58

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following are brief answers to certain questions that you may have about the Hope Bancorp, Inc. Annual Meeting. We urge you to read carefully the remainder of this Proxy Statement because the information in this section does not provide all of the information that might be important to you with respect the Annual Meeting. Additional important information is contained in the documents incorporated by reference into this Proxy Statement. See “Where You Can Find Additional Information.”

Unless otherwise indicated in this Proxy Statement or the context otherwise requires: references to “we,” “our” or “us” refer to Hope Bancorp, Inc., including our wholly owned subsidiary, Bank of Hope.
Questions About the Virtual Annual Meeting

Q:	How can I attend the Annual Meeting?

A:
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company (i.e., holders of record) as of the close of business on the Record Date, April 22, 2020, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the virtual Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/229348993. You also will be able to vote your shares online by attending the virtual Annual Meeting by webcast and by following the procedures set forth in this Proxy Statement.
To participate in the virtual Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is HOPE2020.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online meeting will begin promptly at 10:30 a.m. Pacific Time on Tuesday, June 9, 2020. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

Q:	How do I register to attend the Annual Meeting virtually on the Internet?

A:
If you are a registered stockholder (i.e., you hold your shares directly through our transfer agent, Computershare), you do not need to separately register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.
To register to attend the Annual Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your Hope Bancorp, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on June 4, 2020.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail
Computershare
Hope Bancorp Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Q:	Why are you holding a virtual meeting instead of a physical meeting?

A:
In light of the public health threats as a result of the COVID-19 pandemic and to help prevent the spread of the coronavirus, we believe conducting a virtual Annual Meeting is in the best interests of all of our stakeholders. This will be our first time hosting a completely virtual meeting of stockholders, and we hope this virtual format will enable greater stockholder attendance and participation from any location around the world.

Other General Questions About the Annual Meeting

Q:	Why did you send me this Proxy Statement?

A:
We are delivering this Proxy Statement and the enclosed Proxy Card to you because our board of directors is soliciting your vote at the 2020 Annual Meeting of Stockholders. This Proxy Statement summarizes the information we believe you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed Proxy Card by mail. You may also vote by Internet or telephone, as instructed on the Proxy Card.

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is April 22, 2020 (the “Record Date”). On that date, 123,169,404 shares of our common stock were outstanding, which is our only class of voting stock. Along with this Proxy Statement and a Proxy Card, we are also sending you our 2019 Annual Report on Form 10-K for the year ended December 31, 2019. Electronic copies of this Proxy Statement and the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2019 are also available electronically online at http://www.ir-hopebancorp.com/ProxyMaterials/Index?keyGenPage=331167. You may request printed copies by mail addressed to Hope Bancorp, Inc., Attn.: Investor Relations, 3200 Wilshire Boulevard, 5th Floor, Los Angeles, CA 90010, by telephoning Ms. Angie Yang at (213) 251-2219 or via email to investor@bankofhope.com or angie.yang@bankofhope.com. By including the foregoing website address, the Company does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Q:	What am I being asked to vote on?

A:	Our board of directors is soliciting proxies from holders of our common stock as of the Record Date to vote on the following matters:

▪	Election of 14 persons to serve as members of the Hope Bancorp board of directors until the next annual meeting and until their successors are elected and have qualified;

▪	Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;

▪	Approval, on an advisory and nonbinding basis, of the compensation of the Company’s “Named Executive Officers” as described in this Proxy Statement; and

▪	Such other matters, if any, that may be properly presented for consideration and action at the Annual Meeting.

Q:	What is the vote required to approve each proposal?

A:	The vote required to approve each proposal is as follows:

▪
Election of Directors. The 14 director nominees who receive the most votes will be elected. Accordingly, if you do not vote for a particular nominee or you indicate “withhold authority to vote” for a particular nominee on your Proxy Card, your abstention will have no effect on the election of directors.

However, your abstention will have an effect on a particular director nominee’s receipt of an affirmative majority of votes cast. Effective February 22, 2018, and as amended on April 7, 2020, the Company adopted a plurality-plus voting standard coupled with a mandatory resignation policy for nominees who fail to achieve an affirmative majority of votes cast. Under this policy, if a nominee for election (or re-election) as director in an uncontested election does not receive at least a majority of the votes cast at any meeting called for, among other things, the election of directors, at which a quorum has been confirmed, the director, duly elected in accordance with the requirements of the Delaware General Corporation Law, shall promptly (and in any event within 2 business days following the election) tender his or her resignation from the board (conditioned upon acceptance by the board) to the Chair of the Nomination and Governance Committee with a copy to the Chairman of the Board. In the event that any director does not tender his or her conditional resignation in accordance with this Policy, he or she will not be re-nominated by the board for re-election at the next annual meeting.

▪
Ratification of Selection of Independent Registered Public Accounting Firm. The ratification of the appointment of Crowe LLP (“Crowe ) as Hope Bancorp’s independent registered public accounting firm for the year ending December 31, 2020 will require the affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Stockholder ratification of the Audit Committee’s selection of Crowe as our independent registered public accounting firm is not required. We are submitting the selection of Crowe to you for ratification to obtain our stockholders’ views. If you abstain, your abstention will have the effect of a vote “AGAINST” this proposal.

▪
Nonbinding Advisory Vote to Approve the Named Executive Officers’ Compensation. The advisory and nonbinding vote to approve Named Executive Officer compensation will require the affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Because your vote is advisory, it will not be binding upon the board and may not be construed as overruling any decision by the board or Human Resources and Compensation Committee. However, the board and the Human Resources and Compensation Committee may, in their sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements. If you abstain, your abstention will have the effect of a vote “AGAINST” this proposal.

Q:	How does the board of directors recommend that I vote at the Annual Meeting?

A:	The board of directors recommends that you vote as follows:

▪	“FOR” the election of each of the 14 director nominees;

▪	“FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

▪	“FOR” the approval, on a nonbinding, advisory basis of the compensation paid to our “Named Executive Officers”; and

▪	in the discretion of the proxies as to any other matter that may properly come before the meeting or any postponement or adjournment thereof.
We currently expect that our directors and executive officers will vote their shares “FOR” the foregoing proposals.

Q:	What do I need to do now?

A:
After you have carefully read this Proxy Statement and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted. If you hold stock in your name as a stockholder of record, you must complete, sign, date and mail your Proxy Card in the enclosed postage-prepaid return envelope as soon as possible, or use the Internet as described in the instructions included with your Proxy Card or voting instruction card or call the toll-free telephone number. If you hold your stock in “street name” through a bank or broker or other nominee, you must direct your bank or broker or other nominee to vote by following the instructions you have received from your bank or broker or other nominee.

Q:	What constitutes a quorum for the Annual Meeting?

A:
The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the outstanding shares of Hope Bancorp common stock as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum.

Q:	If my shares are held in “street name” through a bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?

A:
No. Your bank, broker or other nominee cannot vote your shares without instructions from you, except for certain routine matters. You should instruct your bank, broker or other nominee as to how to vote your shares, by following the directions your bank, broker or other nominee provides to you. Please check the voting form used by your bank, broker or other nominee. Without instructions, your shares will not be voted, which will have the effect described below.

Q:	Why is my vote important?

A:
If you do not vote by proxy or in person, it will be more difficult to obtain the necessary quorum to hold the Annual Meeting. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker or other nominee how to vote, or abstaining from voting will have the same effect as a vote “AGAINST” certain of the proposals for the Annual Meeting.

Q:	Can I attend the Annual Meeting and vote my shares in person?

A:
Yes. All holders of common stock of Hope Bancorp, including holders of record and holders whose shares are held through banks, brokers, nominees or any other holder of record, are invited to attend the virtual Annual Meeting. Holders of record can attend and participate in the virtual Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.meetingcenter.io/229348993 on Tuesday, June 9, 2020 at 10:30 a.m. Pacific Time. If you are a holder of record and wish to vote your shares electronically during the virtual Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is HOPE2020. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions provided above.

Q:	Can I change or revoke my vote?

A:	Yes. If you are a holder of record of Hope Bancorp common stock, you may change your vote or revoke your proxy at any time before it is voted by:

1.	signing and returning a Proxy Card with a later date;

2.	delivering a written revocation letter to the Company’s corporate secretary;

3.	attending the virtual Annual Meeting, and voting by ballot at the virtual Annual Meeting (attendance at the virtual Annual Meeting alone will not revoke your proxy); or

4.	voting by Internet or telephone.
A revocation letter or later-dated proxy first received by the Company after the vote will not affect the vote. Hope Bancorp’s corporate secretary’s mailing address is: Corporate Secretary, Hope Bancorp, Inc. 3200 Wilshire Blvd. Suite 1400, Los Angeles, California 90010.
If you hold shares of Hope Bancorp common stock in “street name” through a bank or broker or other nominee, you should contact your bank or broker or other nominee to change your vote or revoke your proxy.

Q:	How many votes do I have?

A:
Each share of common stock that you own entitles you to one vote. The Proxy Card indicates the number of shares of common stock that you own. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

Q:	How do I vote by proxy?

A:
Whether you plan to attend the virtual Annual Meeting or not, we urge you to vote by Internet or telephone as described on the enclosed Proxy Card. You may also complete, sign and date the enclosed Proxy Card and return it promptly in the postage prepaid, self-addressed envelope provided. Returning the Proxy Card or voting by Internet or telephone will not affect your right to attend the virtual Annual Meeting and vote in person, but will assure that your vote is counted if you become unable to attend the Annual Meeting.

If you properly fill in your Proxy Card and send it to us in time to vote or you timely vote by Internet or telephone, your “Proxies” (the individuals named on your Proxy Card) will vote your shares as you have directed. If you sign the Proxy Card but do not make specific choices, your Proxies will vote your shares as recommended by the board of directors as follows:

▪	“FOR” the election of each of the 14 director nominees;

▪	“FOR” the ratification of the appointment of Crowe LLP our independent registered public accounting firm for the year ending December 31, 2020; and

▪	“FOR” the approval, on a nonbinding, advisory basis of the compensation paid to our “Named Executive Officers”; and

▪	in the discretion of the proxies as to any other matter that may properly come before the meeting or any postponement or adjournment thereof.
If you hold your shares of our common stock in “street name” (that is, through a bank, broker or other nominee) and you fail to instruct your bank, broker or nominee as to how to vote your shares of common stock, your bank, broker or nominee may, in its discretion, vote your shares, “FOR” the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Under applicable stock exchange requirements, brokers holding shares beneficially owned by their clients are not permitted to cast votes with respect to the election of directors or on the advisory vote to approve executive compensation, unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker, if your shares are held by a broker, so that your vote with respect to directors and your nonbinding advisory vote on the compensation paid to our Named Executive Officers is counted.

Q:	How do I vote by Internet or telephone?

A:
Stockholders of record and many stockholders who hold their shares through a broker or bank will have the option to submit their Proxy Cards or voting instruction cards by Internet or telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in our stock records in your name or in the name of a broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, you should check your Proxy Card or voting instruction card forwarded by your broker, bank or other holder of record to see which options are available.

Stockholders of record in their own name may submit their proxies:

▪	through the Internet by visiting a website established for that purpose at www.investorvote.com/HOPE and following the instructions provided on that website; or

▪	by telephone by calling the toll-free number 1-800-652-VOTE (8683) in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions.

Q:	What will be the effect of broker non-votes?

A:
“Broker non-vote” is the term commonly used to describe the situation in which a broker who is present at a stockholder meeting cannot vote shares with respect to a particular proposal under applicable stock exchange rules because the broker has not received voting instructions from the broker’s customer and the proposal is not considered a routine matter under applicable stock exchange rules. (See “How Do I Vote by Proxy” above.) Broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or by Proxy and entitled to vote with respect to a particular proposal.

Q:	Who will pay the costs of solicitation of proxies?

A:
The Company will bear the cost of this solicitation of proxies, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the additional materials used in this solicitation of proxies. The proxies will be solicited principally by mail, but our directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

Q:	Will any other matters be considered at the Annual Meeting?

A:
We are not aware of any matters to be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. If other matters are properly presented at the Annual Meeting and may properly be acted upon, then the persons named as Proxies will have the authority to vote all properly executed proxies in accordance with the direction of the board of directors, or, if no such direction is given, in accordance with the judgment of the persons holding such proxies on any such matter, including any proposal to adjourn or postpone the meeting.

Q:	How do I present proposals or director nominees for consideration at next year’s annual meeting of stockholders?

A:
For a stockholder proposal regarding new business or a director nominee to be considered for inclusion in our proxy statement for our annual meeting of stockholders next year, proposals or nominees will need to comply with timing and other requirements of U.S. Securities and Exchange Commission (“SEC”) Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Rule 14a-8 provides in pertinent part that the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting. Proposals and nominees that stockholders seek to have included in our Company’s 2021 proxy statement must deliver the notice to our Legal Department not later than January 9, 2021. However, if the Company did not hold an annual meeting the previous year, or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

The persons named as Proxies for the Annual Meeting will have discretionary authority to vote on any stockholder proposal which is not included in our proxy materials for the meeting.

Q:	Do I have rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting?

A:	None of the proposals to be acted upon at the Annual Meeting and discussed in this Proxy Statement carry rights of appraisal or similar rights of dissenters.

Proposal 1:
Election of Directors

Our board of directors has nominated 14 directors, who, if elected by the stockholders at our Annual Meeting, will serve until next year’s annual meeting and until their successors are duly elected and qualified. All nominees are currently directors of the Company.

Board Recommendation:
Vote “FOR” all nominees

Proposal 1 — Election of Directors

EXECUTIVE SUMMARY

Our Certificate of Incorporation and Bylaws provide that the number of directors may be no less than five and no more than 25, with the exact number to be fixed by resolution of the board of directors or stockholders. Currently, the board of directors has 15 members.

Our board has nominated 14 individuals to serve as the Company’s directors until the next annual meeting and until their successors are duly elected and qualified. Mr. Steven J. Didion, who has served on the board of directors since 2016, has elected not to stand for re-election at the Annual Meeting. This action reduces the total number of directors to 14 from 15. All of the nominees, with the exception of Joon K. Kim, are currently directors who were elected to the board by our stockholders at our 2019 annual meeting. Nominee Joon K. Kim was appointed by our board effective October 1, 2019 and is standing for election by our stockholders for the first time. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Each nominee has agreed to serve if elected and the board of directors has no reason to believe that any nominee will become unavailable to serve as a director. The proxy holders named on the Proxy Card will vote all proxies for the election of the 14 nominees listed above unless authority to vote for the election of any of the directors is withheld. If any of the nominees should become unable to serve as a director, the proxies solicited hereby may be voted for a substitute nominee designated by the board of directors. The 14 nominees receiving the highest number of affirmative votes of the shares entitled to be voted at the Annual Meeting for the election of directors shall be elected as directors. Abstentions will have no effect on the election of directors.

However, your abstention will have an effect on a particular director nominee’s receipt of an affirmative majority of votes cast. Effective February 22, 2018, and as amended on April 7, 2020, the Company adopted a plurality-plus voting standard coupled with a mandatory resignation policy for nominees who fail to achieve an affirmative majority of votes cast. Under this policy, if a nominee for election (or re-election) as director in an uncontested election does not receive at least a majority of the votes cast at any meeting called for, among other things, the election of directors, at which a quorum has been confirmed, the director, duly elected in accordance with the requirements of the Delaware General Corporation Law, shall promptly (and in any event within 2 business days following the election) tender his or her resignation (conditioned upon acceptance by the Board) to the Chair of the Nomination and Governance Committee with a copy to the Chairman of the Board. In the event that any director does not tender his or her conditional resignation in accordance with this Policy, he or she will not be re-nominated by the Board for re-election at the next annual meeting.
It is the Company’s policy to encourage its director nominees to attend annual meetings of stockholders, and all of the director nominees are expected to virtually attend our Annual Meeting. All director nominees who were elected by the stockholders of Hope Bancorp were in attendance at our 2019 annual meeting.

We believe that each nominee has skills, experience and personal qualities which we seek in our directors and that the combination of these nominees creates an effective, engaged and well-functioning board that serves the Company and our stockholders well.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES.

DIRECTOR NOMINATION PROCESS

As specified in its charter, which was amended as of April 7, 2020, the Nomination and Governance Committee is appointed by the board of directors of the Company to, among other things, determine the desired composition of the board, to assist the board in identifying qualified individuals to become board members, consistent with criteria approved by the board of directors, and to recommend to the board the director nominees for the annual meetings of stockholders. The Nomination and Governance Committee will utilize the same standards for evaluating director candidates recommended by stockholders as it does for candidates proposed by the board of directors or members thereof.

The Nomination and Governance Committee considers many factors in nominating directors to serve on the board of directors, including the following:

▪	diversity of professional disciplines and backgrounds;

▪	experience in business, finance or administration;

▪	familiarity with national and international business matters;

▪	familiarity and experience with the commercial banking industry;

▪	personal prominence and reputation in the community, and ability to enhance the reputation of the Bank in the business community;

▪	availability of time to devote to the work of the board and one or more of its committees;

▪	specific qualifications which complement and enhance the overall core competencies of the board and/or specific committee assignments;

▪	activities and associations of each candidate;

▪	interests of the stockholders as a whole;

▪	independence determination;

▪	how the candidate will further the strategic goals of the Company;

▪	how the candidate’s skill set fills a specific need identified by the Committee; and

▪	the extent to which a nominee may otherwise add diversity to the board of directors.

Nominations, other than those made by or at the direction of the board of directors or by the Nomination and Governance Committee, may only be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be received at the principal executive offices of the Company (i) in the case of an annual meeting of the stockholders, not less than 100 days, nor more than 120 days, prior to the anniversary of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the annual meeting of stockholders was first given or made by the Company, and (ii) in the case of a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the special meeting was first given or made by the Company.

A stockholder’s written nomination notice to the Secretary of the Company must set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14(a) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a stockholder shall be eligible for election as a director of the Company unless nominated in accordance with the procedures for the same, which are set forth in full in the Company’s Bylaws. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the applicable procedures, and, if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

DIRECTOR NOMINEE QUALIFICATIONS AND EXPERIENCE

Our board of directors believes that the following 14 nominees provide our Company with the combined skills, experience and personal qualities needed for an effective, engaged and well-functioning board of directors.

The following is a brief description of our current directors who have been nominated by the board of directors to stand for reelection as a director at the Annual Meeting. The age indicated in each nominee’s biography is as of May 14, 2020, the date of this Proxy Statement. The Company knows of no arrangements, including any pledge by any person of the Company’s securities, the operation of which may, at a subsequent date, result in a change in control of the Company. There are no arrangements or understandings by which any of the directors or nominees for director of the Company were selected. Other than our Director Steven S. Koh, whose son, Peter Koh, currently serves as Executive Vice President and Chief Credit Officer of Bank of Hope, there are no family relationships between any of the directors, nominees or executive officers.

Donald D. Byun, age 68, has served as a director of Hope Bancorp, Inc. and Bank of Hope since the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016. Previously, he served on the board of directors of the former Wilshire Bancorp and Wilshire Bank from 2004 to 2007 and was re-appointed to the board in July 2009. Mr. Byun established Jay Dee, Inc., an apparel manufacturer, in 1993 and served as President and Chief Executive Officer until his retirement in 2013. He was also Founder, President and Chief Executive Officer of OTO Sportswear from 1988 to 2010. From 2000 to 2004, Mr. Byun served as a director of Los Angeles-based Pacific Union Bank, which was acquired by Hanmi Bank in April 2004. He earned his B.A. in Economics from the College of Economics and Business Administration at Yonsei University in Seoul, Korea.

Director Qualification Highlights	Committee Membership
■ Extensive experience establishing successful business ventures in the apparel manufacturing industry
■ Deep understanding of core commercial customer banking needs
■ Community knowledge and relations
■ Nomination & Governance Committee ■ Executive Committee ■ Director’s Loan Committee

Jinho Doo, age 65, has served as a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since October 29, 2014. He is currently Chief Executive Officer of New York City-based Key Capital Management, LLC, where he manages a hedge fund. From 2007 to 2012, Mr. Doo was Chief Executive Officer of JSD Investment Advisory Services, LLC, based in Los Angeles, during which time he provided investment advisory services to Korean-American community banks and foreign exchange consulting services to financial institutions. Previously, Mr. Doo was a Managing Director at DaeYu Investment Management Co, LTD, in Seoul, Korea and served as Director, Head of Korean Desk, Bonds Division at BZW Asia Hong Kong, an affiliate of Barclays Capital, in Hong Kong. Mr. Doo began his professional career in 1982 as a foreign exchange trader at Standard Chartered Bank, Seoul Branch, and in 1988 joined Los Angeles-based Hanmi Bank, from which he retired in 1996 as Vice President and Manager of the Investment and Accounting department. Mr. Doo earned his B.A. in Portuguese with a minor in Economics from Hankuk University of Foreign Studies in Seoul, Korea and his M.S. in Finance from Texas A&M University in College Station, Texas.

Director Qualification Highlights	Committee Membership
■ Deep knowledge and understanding of financial statement analysis ■ Capital markets knowledge and experience ■ Asset liability management experience	■ Audit Committee (financial expert) ■ Nomination & Governance Committee ■ Asset/Liability Committee

Daisy Y. Ha, age 45, has served as a director of Hope Bancorp, Inc. and Bank of Hope since the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016. Previously, she served on the board of directors of the former Wilshire Bancorp and Wilshire Bank from January 2014. Ms. Ha began her legal career as a term law clerk to a United States district court judge in 2000. The following year, she joined the employment law department of Paul Hastings, where she litigated and provided advice on matters of employment law. In 2004, she returned to the United States district court as a career law clerk, assisting in a variety of areas, including general civil law and criminal law. In 2011, she was an appellate court attorney for the California Court of Appeal. Ms. Ha received her B.A., cum laude, from Williams College in Williamstown, Massachusetts and her J.D. from University of California at Berkeley School of Law.

Director Qualification Highlights	Committee Membership
■ Diverse legal experience and background ■ Deep knowledge of employment law ■ Community knowledge and relations	■ Human Resource & Compensation Committee ■ Board Risk Committee ■ IT Committee

James U. Hwang, age 48, has served as a director of Hope Bancorp, Inc. and Bank of Hope since March 1, 2019. He is the Chief Executive Officer and a member of the Board of Directors of Onepath, a diversified technology and business process outsourcing company providing regulated solutions to various organizations, including Google, Lockheed Martin, State of Georgia and SunTrust, among others. Prior to joining Onepath in September 2019, Mr. Hwang was the Chief Executive Officer and a member of the Board of Directors of Cal Net Technology Group (“Cal Net”), an IT managed services company, which was acquired by Abry Partners in July 2018. Under his leadership, Cal Net was ranked #37 in the MSP501 list of the Top 500 Global Managed Services Providers and achieved the Elite Global 150 MSP status by MSP Mentor, the Best IT Service Provider Award as awarded by the CIO Survey and Best Places to Work in Southern California. From 2012 to 2014, Mr. Hwang was a Partner at Alphaworks, LLC where he was responsible for sales, marketing, pre-sales engineering and consulting services for an Oracle and HP focused reseller and managed services provider. From 2007 to 2012, Mr. Hwang served as a Regional Vice President of the Central US Region for Enterprise Servers, Storage, Networking and Converged Infrastructure Business Units at Hewlett Packard Enterprise. From 2003 to 2007, he was a Global Client Executive at EMC Corporation where he managed telecommunications, media and entertainment clientele. Mr. Hwang began his professional career in various sales and corporate development positions within AT&T from 1999 to 2003. He served as an Officer of the U.S. Army from 1994 to 1999 and earned his B.S. degree in Operations Research and Economics at the U.S. Military Academy at West Point.

Director Qualification Highlights	Committee Membership
■ Deep knowledge of technology services ■ Extensive executive leadership and management experience in the technology services industry ■ Community knowledge and relations	■ IT Committee, Chair ■ Nomination & Governance Committee ■ Board Risk Committee

Jin Chul Jhung, age 76, has served as a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since 2011. Mr. Jhung served as a director of Center Bank for 13 years and of Center Financial Corporation since its formation in 2000 until its merger with Nara Bank and Nara Bancorp, respectively, to form BBCN Bank and BBCN Bancorp. Mr. Jhung served as Chairman of the Board of Center Financial Corporation and Center Bank from 2009 to 2010. He has owned and operated Royal Imex, Inc., an import and wholesale business in the United States for more than 33 years. Mr. Jhung also serves as Chairman or Director of various Korean-American community organizations including as President of the Overseas Korean Traders Association, Chairman of the first and fifth World Korean Business Conventions, and as Director of the Centennial Committee of Korean Immigration to the United States. He has received numerous awards and commendations from many civic and governmental agencies such as the Export Industry Official Commendation from the Korea Industry and Commerce Minister. On December 8, 2010, Mr. Jhung was presented with a presidential merit award by the Korean government. Mr. Jhung received a B.S. in Business Administration from Korea University in Seoul, Korea, as well as an Honorary Ph.D. degree from Dongseo University in Busan, Korea.

Director Qualification Highlights	Committee Membership
■ Extensive executive and management experience of import and wholesale organization ■ Deep understanding of core commercial customer banking needs ■ Community knowledge and relations	■ Human Resource & Compensation Committee ■ Executive Committee ■ Director’s Loan Committee

Joon K. Kim, age 61, has served as a director of Hope Bancorp, Inc. and Bank of Hope since October 1, 2019. He is a Certified Public Accountant and retired from KPMG LLP on September 30, 2019 in accordance with firm’s mandatory retirement policy, after having served as National Partner in Charge of KPMG’s Korean practice since 2005. Having joined the firm in 1983, Mr. Kim was promoted to a Partner in 1999 and has led financial statement audits, operational reviews, credit risk management reviews, performance improvement, regulatory and internal control advisements across a broad spectrum of industries, including banking, electronics, automotive, trading and distribution. He has also performed strategic consulting projects for international corporations with an emphasis on preparing for disruptive technologies and a rapidly changing global environment. Previously, Mr. Kim served as a field examiner for the California Department of Business Oversight, formerly known as California State Department of Corporations from 1981 to 1983. Mr. Kim serves on the board of directors of Dasan Zhone Solutions, Inc. (NASDAQ: DZS) serving as a member of the Audit Committee and Nominating and Corporate Governance Committee. He is a frequent speaker in the U.S. and Korea on accounting and audit issues and is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Kim earned his B.S. degree in Business Administration from the Haas School of Business at the University of California, Berkeley.

Director Qualification Highlights	Committee Membership
■ Extensive experience in public accounting and audit services to the financial services industry
■ Deep knowledge of accounting requirements for public-company financial institutions
■ Community knowledge and relations
■ Board Risk Committee ■ IT Committee ■ Director’s Loan Committee

Kevin S. Kim, age 63, is Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. and Chairman & Chief Executive Officer of Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, respectively. Originally a director of Center Financial Corporation and Center Bank from 2008, Mr. Kim spearheaded the merger of equals with Nara Bancorp, Inc. and Nara Bank, creating BBCN Bancorp, Inc. and BBCN Bank, respectively, on November 30, 2011. In March 2013, Mr. Kim was appointed President and Chief Executive Officer of BBCN Bancorp, and he took on the same titles for BBCN Bank in April 2014. Under his leadership, BBCN grew from $5.8 billion to more than $8.0 billion in total assets when it merged with Wilshire Bancorp, Inc. and Wilshire Bank on July 29, 2016, creating Hope Bancorp and Bank of Hope, respectively. Prior to joining BBCN as the President and Chief Executive Officer, Mr. Kim practiced law for 18 years, focusing on corporate and business transactions, business acquisitions, tax planning, and real estate transactions. Mr. Kim began his professional career as a certified public accountant working for approximately 10 years at two of the largest public accounting firms. Mr. Kim serves on the board of directors of the United Way of Greater Los Angeles. He is also a member of the Bankers Advisory Board of the Conference of State Bank Supervisors. Mr. Kim received a B.A. with a major in English and a minor in International Trade from Hankuk University of Foreign Studies in Seoul, Korea, an M.B.A. from the Anderson School of Management, the University of California, Los Angeles, and a J.D. from Loyola Law School in Los Angeles, California. Mr. Kim is a graduate of the ABA Stonier Graduate School of Banking, University of Pennsylvania, and earned his Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

Director Qualification Highlights	Committee Membership
■ Legal and public accounting background and expertise ■ Public company board and management experience ■ Community knowledge and relations	■ Executive Committee, Chair ■ Director’s Loan Committee

Steven S. Koh, age 74, was named Honorary Chairman of the board of directors on July 6, 2017 in recognition of his 30-plus years of service on the Board, including the former Wilshire Bancorp and Wilshire Bank, during the last 24 years of which he served as Chairman. Upon the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016, Mr. Koh was appointed Chairman of the board of directors of Hope Bancorp, Inc. and Bank of Hope. Previously, he served as a director of Wilshire Bank since 1986 and as Chairman since 1993. Mr. Koh also served as Chairman of the board of directors of Wilshire Bancorp, Inc. since its formation in December 2003 through the merger with BBCN. Mr. Koh is the Chairman of Pacific Steel Corporation, an international steel trading and nationwide distributing company that he founded in 1973. In addition to being well recognized for his contributions to the Bank since 1986, Mr. Koh is highly regarded for his active involvement in community affairs, including the Overseas Korean Traders Association (OKTA) and numerous philanthropic activities for the Korean-American and surrounding ethnic communities. He is the first and only Korean American to serve on the board of directors of Cedars-Sinai, a position he was appointed to in 2016. Mr. Koh received his B.A. and honorary Ph.D. from Yonsei University in Seoul, Korea. He also completed the Executive Management Program at the UCLA Anderson School of Management, the graduate business school at the University of California, Los Angeles.

Director Qualification Highlights	Committee Membership
■ Extensive executive leadership and management experience in several industries, including financial services businesses
■ Vast board experience for private and public companies
■ Community knowledge and relations
■ Executive Committee ■ IT Committee ■ Asset/Liability Committee

Chung Hyun Lee, age 78, has served as a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since 2011. He was one of the founding directors of Center Bank and Center Financial Corporation and continuously served as a director of Center Bank for 26 years and of Center Financial Corporation for 11 years, until the merger with Nara Bank and Nara Bancorp, respectively, to form BBCN Bank and BBCN Bancorp. Mr. Lee owned and operated cosmetics importing businesses in the United States for 35 years and retired from his position as President of NuArt International, Inc. in October 2010. Mr. Lee is active in the broader Korean-American community in Southern California and currently serves as director of the Overseas Korean Trade Association as well as Director of the Korean Chamber of Commerce in Los Angeles. He also has served in the past as Vice Chairman of the Korean Chamber of Commerce in Los Angeles, President of the South Bay Lions Club, Chairman of the Korean American Inter-Cultural Foundation, and Director of the Korean Federation of Los Angeles. He received a B.S. degree in Industrial Engineering from Hanyang University in Seoul, Korea as well as a Masters in Industrial Engineering at the University of Southern California.

Director Qualification Highlights	Committee Membership
■ Extensive experience leading international businesses ■ Strategic planning and operations ■ Community knowledge and relations	■ Director’s Loan Committee, Chair ■ IT Committee ■ Audit Committee

William J. Lewis, age 76, has served as a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since September 15, 2014. He previously served as Executive Vice President and Chief Credit Officer of Pasadena-based East West Bank from 2002 to 2013, during which period the bank grew from approximately $3 billion to approximately $24 billion. Prior to joining East West Bank, he served as Executive Vice President and Chief Credit Officer at PriVest Bank, based in Costa Mesa, California, from 1998 until it was acquired by American Security Bank in 2002. From 1994 to 1998, he served in the same capacity at Eldorado Bank based in Tustin, California. Previously, Mr. Lewis was Senior Vice President and Chief Credit Officer for Los Angeles-based Sanwa Bank. He began his banking career in 1969 at First Interstate Bank in Los Angeles where he held various branch and credit management positions during his 13-year tenure with the bank. Mr. Lewis earned his B.B.A. in Industrial Administration from the University of New Mexico and his M.B.A. from Golden Gate University. He also completed the Executive Leadership Program at USC Marshall School of Business.

Director Qualification Highlights	Committee Membership
■ Leadership experience at publicly held, growth-oriented financial institutions ■ Extensive banking and operational experience ■ Extensive credit management background	■ Board Risk Committee, Chair ■ Human Resource & Compensation Committee ■ Director’s Loan Committee

David P. Malone, age 69, was promoted to President and Chief Operating Officer of Bank of Hope, effective July 1, 2019, and is responsible for oversight of legal, human resources, IT and strategy departments, as well as the mortgage and specialty banking groups. Previously, he served as Senior Executive Vice President and Chief Operating Officer of Bank of Hope from May 15, 2017 and was responsible for oversight of all support and administrative units of the Bank. He has been a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since May 20, 2014. Previously, he served as Chairman of the Board of Directors of the Bank from June 26, 2014 up until the merger with Wilshire Bancorp, Inc. and Wilshire Bank. Prior to joining the board, Mr. Malone was most widely known for his 15-year tenure at Community Bank in Pasadena, California, where he served most recently as Chairman, President and Chief Executive Officer. Under Mr. Malone’s leadership, Community Bank grew into one of the leading financial institutions in Southern California, with more than $3 billion in assets and 17 offices across five counties. While at Community Bank, Mr. Malone was responsible for transforming the company into a relationship-oriented community bank, developing a high performing sales culture, introducing new business lines, and expanding the bank’s geographical footprint. He began his professional career as a certified public accountant with Arthur Andersen, where he later served as a Senior Manager, providing strategic and operational consulting services to financial institutions in the Western United States. Mr. Malone currently serves as Chairman of the Advisory Board of the David Nazarian College of Business and Economics, California State University, Northridge (“CSUN”) and is a member of CSUN’s Foundation Board. He earned a B.S. degree in Accounting from CSUN.

Director Qualification Highlights	Committee Membership
■ Leadership experience at growth oriented financial institutions ■ Extensive banking and operational experience ■ Financial expertise	■ Board Risk Committee ■ Asset/Liability Committee ■ IT Committee

John R. Taylor, age 69, has served as a director of Hope Bancorp, Inc. and Bank of Hope since the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016. He also serves on the board of directors of Kennedy-Wilson Holdings, Inc. serving as the Chairman of the Audit Committee. Previously, Mr. Taylor served on the boards of directors of the former Wilshire Bancorp and Wilshire Bank since November 2011, and also of PennyMac Financial Services, Inc. from 2012 to 2013, where he served as the Chairman of the Audit Committee. Mr. Taylor was a senior audit partner in KPMG LLP’s Financial Services practice based in Los Angeles prior to his retirement on September 30, 2011. Mr. Taylor has more than 38 years of public accounting experience as a certified public accountant and provided services to numerous publicly held banks, financial institutions and financial services clients during his 27 years as a KPMG partner. He received his B.S., cum laude, from the University of Southern California in Los Angeles.

Director Qualification Highlights	Committee Membership
■ Extensive experience in public accounting and audit services to the financial services industry
■ Deep knowledge of accounting requirements for public-company financial institutions
■ Financial expertise
■ Audit Committee (financial expert), Chair ■ Board Risk Committee ■ Asset/Liability Committee

Scott Yoon-Suk Whang, age 74, was named Lead Independent Director of Hope Bancorp, Inc. and Bank of Hope effective May 23, 2019, after having served as Chairman of the board of directors since July 6, 2017. He has been a director of Company and Bank, formerly known as BBCN Bancorp and BBCN Bank, since 2007 and was integrally involved with the two mergers of equals creating Bank of Hope. He previously served in the capacities of Lead Independent Director from July 2016 to July 2017 and from March 2013 to June 2014, and also served as Vice Chairman of the Company from May 2012 through June 2014. Since joining the board, Mr. Whang has been a strong advocate committed to enhancing board leadership and governance. Mr. Whang is the founder and Chairman of Orange Circle Studios, which provides premier lines of gift product and calendar publishing services. He is a goal-oriented entrepreneur who has started three successful companies over the past 20 years, including Codra Enterprises in 1985 and Avalanche Publishing, Inc. in 1990. Previously, Mr. Whang held various management positions with Daewoo Corporation, where he began his career in the early 1970s until he resigned from the position as President of the western division of Daewoo International (USA) in 1985. In 2006, Mr. Whang was chosen as entrepreneur of the year by the Korean American Chamber of Commerce in recognition of his success in the mainstream publishing industry and as an exemplary minority entrepreneur. Mr. Whang graduated from the College of Business Administration at Seoul National University with a B.A. in International Economics.

Director Qualification Highlights	Committee Membership
■ Extensive entrepreneurial experience ■ Strategic planning, management and operations experience ■ Community knowledge and relations	■ Nomination & Governance Committee, Chair ■ Human Resource & Compensation Committee ■ Executive Committee

Dale S. Zuehls, age 69, was appointed to the boards of directors of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp and BBCN Bank, effective March 20, 2014. Mr. Zuehls has more than 40 years of experience in areas of complex auditing, accounting, fraud and forensic accounting, complex tax issues, performance measurement and related consulting matters. In addition to being a certified public accountant, Mr. Zuehls has a Ph.D. in accounting, holds a law degree and is a Certified Fraud Examiner. Previously, Mr. Zuehls held various leadership positions at KPMG and Arthur Andersen & Co., two of the largest international public accounting firms in the world. A recognized expert in complex accounting matters, Mr. Zuehls has taught in Ph.D. and Masters’ programs at several Southern California universities and has held numerous seminars on various accounting and tax issues. He serves on the Audit Committee of the largest research foundation at California State University, Los Angeles. Mr. Zuehls earned a B.S. in Accounting at California State University, Los Angeles, and a J.D. from Southwestern University School of Law in Los Angeles.

Director Qualification Highlights	Committee Membership
■ Extensive audit, accounting, fraud, forensic and legal experience ■ Financial expertise ■ Risk management and corporate governance	■ Human Resource & Compensation Committee, Chair ■ Audit Committee (financial expert) ■ Nomination & Governance Committee

CORPORATE GOVERNANCE

In performing its role, our board of directors is guided by our Corporate Governance Guidelines, which was amended as of April 7, 2020. Our Corporate Governance Guidelines establish a framework for the governance of the board and the management of the Company. We believe that sound and prudent corporate governance is essential to the integrity of our Company. Our board of directors oversees the Company’s corporate governance and takes seriously its responsibility to promote the best interests of our stockholders, employees, customers and the communities that we serve. Good corporate governance is the basis for our decision-making and control processes and enhances the relationships we have with all of our stakeholders.

The Corporate Governance Guidelines were adopted by our board of directors and reflect regulatory requirements and broadly recognized best governance practices, including the Nasdaq Stock Market corporate governance continued listing standards. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate, but at a minimum on an annual basis. The full text of the Corporate Governance Guidelines can be found on our website at www.ir-hopebancorp.com, in the Governance Documents section under the Corporate Governance menu. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

In addition, the Company has adopted a Director Code of Ethics and Business Conduct that applies to all directors, as well as a Code of Ethics and Business Conduct which applies to all officers and employees, both of which are in the Corporate Governance section of our website. If the Company makes any substantive amendments to the director or employee versions of the Code of Ethics and Business Conduct or grants any waiver from a material provision of the Code of Ethics and Business Conduct to any director or executive officer, it is the Company’s policy to promptly disclose the nature of the amendment or waiver.

Board Leadership Structure

Our board of directors is committed to having a sound governance structure that promotes the best interest of all Company stockholders. Our leadership structure includes the following principles:

▪
Yearly Elections. We believe that yearly elections hold the directors accountable to our stockholders, as each director is subject to re-nomination and re-election each year. Effective February 22, 2018, and as amended on April 7, 2020, the Company adopted a plurality-plus voting standard coupled with a mandatory resignation policy for nominees who fail to achieve an affirmative majority of votes cast. Under this policy, if a nominee for election (or re-election) as director in an uncontested election does not receive at least a majority of the votes cast at any meeting called for, among other things, the election of directors, at which a quorum has been confirmed, the director, duly elected in accordance with the requirements of the Delaware General Corporation Law, shall promptly (and in any event within two business days following the election) tender his or her resignation (conditioned upon acceptance by the Board) to the Chair of the Nomination and Governance Committee with a copy to the Chairman of the Board. In the event that any director does not tender his or her conditional resignation in accordance with this Policy, he or she will not be re-nominated by the Board for re-election at the next annual meeting.

▪
Independent Oversight. All of our directors are independent, except for Steven S. Koh, Kevin S. Kim, Chairman, President and Chief Executive Officer of the Company, and David P. Malone, President and Chief Operating Officer of the Bank. The board has affirmatively determined that the other 12 current directors are independent under SEC and Nasdaq Stock Market corporate governance rules, as applicable.

▪
Chairman of the Board. The Chairman of the Board is appointed annually by the board of directors. Kevin S. Kim was appointed Chairman of the Board of the Company and Bank effective May 23, 2019 in addition to his roles as President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. As Chairman of the Board, Mr. Kim’s responsibilities include, among others, presiding at and calling board and stockholder meetings and preparing meeting schedules, agendas and materials in collaboration with our Lead Independent Director. The board believes the combination of the Chairman and Chief Executive Officer positions enhances efficiencies related to board administration.

▪
Lead Independent Director. In the case where the Chairman of the Board is not deemed to be independent, we believe an independent director should be designated to serve in a lead capacity as a liaison between the independent directors and the Chairman. Upon the combination of the Chairman and Chief Executive Officer positions, the board appointed Scott Yoon-Suk Whang as Lead Independent Director effective May 23, 2019. The board adopted Lead Independent Director Guidelines, which was amended as of April 7, 2020, and a copy of which can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein. The Lead Independent Director Guidelines assist our Lead Independent Director in the exercise of his or her responsibilities, which include, among others, coordinating the evaluation process of and providing feedback to the Chairman related to his performance in collaboration with the Chair of the Human Resources and Compensation Committee,

presiding over executive sessions of independent directors, which are held after each regularly scheduled board meeting and at such other times as deemed necessary at the discretion of the Lead Independent Director, and scheduling meeting agendas in collaboration with the Chairman of the Board.

We believe our board structure serves the interests of the stockholders by balancing the practicalities of running the Company with the need for director accountability.

Board Independence

The Nasdaq Stock Market listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with our legal counsel to ensure that the board of directors’ determinations of independence are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq Stock Market, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and the Company’s independent registered accounting firm, the board of directors affirmatively has determined that all of our directors, other than Steven S. Koh, Kevin S. Kim, our Chairman, President and Chief Executive Officer of the Company, and David P. Malone, our President and Chief Operating Officer of the Bank, are independent directors within the meaning of the applicable the Nasdaq Stock Market listing standards. See “Board Leadership Structure” above.

Board Diversity

Our board of directors does not have a formal written policy with regard to the consideration of diversity in identifying director nominees. Our Nomination and Governance Committee Charter, however, requires the board’s Nomination and Governance Committee to review the qualifications of candidates to the board of directors. This assessment includes the consideration of the following factors, among others:

▪	Personal and professional ethics and integrity, including prominence and reputation, and ability to enhance the reputation of the Company;

▪
Diversity among the existing board members, specific business experience and competence, including an assessment of whether the candidate has experience in, and possesses an understanding of, business issues applicable to the success of the banking industry;

▪	Financial acumen, including whether the candidate, through education or experience, has an understanding of financial matters and the preparation and analysis of financial statements;

▪	Professional and personal accomplishments, including involvement in civic and charitable activities;

▪	Educational background; and

▪	Whether the candidate has expressed a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to service on the board.

As currently comprised, our board of directors is a group of individuals who are drawn from various market sectors and industry groups with a presence in the Company’s niche markets, as well as a wealth of banking experience. Board members are individuals with knowledge and experience who serve and represent the communities we serve. Current board representation provides expertise in accounting, auditing, financial reporting, banking, corporate management, investment management, investment banking, strategic planning, business acquisitions, legal, credit review and administration, marketing, international operations, technology, retail and small to middle-market business operations. The Nomination and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, provide a significant composite mix of experience, knowledge and abilities, as discussed above, which will allow the board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis.

Committees of the Board

Our Company’s board of directors has five principal standing committees, including the Audit Committee, Nomination and Governance Committee, Human Resources and Compensation Committee, Asset/Liability Committee and Board Risk and Compliance Committee.

During 2019, there were 11 regular joint meetings of the Company and Bank boards. All of the current directors attended at least 75% of the aggregate total number of meetings of the board and the committees on which they served during their periods of service in 2019.

Audit Committee

The Audit Committee is appointed by our board of directors to assist our board in overseeing the Company’s accounting and reporting practices, audits of financial statements, and to assist the board in monitoring the integrity of the Company’s financial statements, compliance with legal and regulatory related audit and accounting matters, including the Sarbanes-Oxley Act of 2002, qualifications and independence of the Company’s independent auditors, and the performance of the Company’s internal audit function and independent auditors. The Audit Committee operates under a charter adopted by the board of directors, a copy of which can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

The current members of the Audit Committee include directors John R. Taylor (Chair), Steven J. Didion, Jinho Doo, Chung Hyun Lee and Dale S. Zuehls. Each of the members of the Audit Committee is “independent” as defined by our policy and the listing standards for the Nasdaq Stock Market and SEC Rule 10a-3. The board of directors has determined that John R. Taylor, Steven J. Didion, Jinho Doo and Dale S. Zuehls each satisfy the requirements established by the SEC for qualification as an “audit committee financial expert.” The Audit Committee held 18 meetings in 2019.

Nomination and Governance Committee

The Nomination and Governance Committee is appointed by our board of directors to assist our board in identifying qualified individuals to become board members, consistent with criteria approved by our board of directors, to determine the composition of the board of directors and to recommend to our board of directors the director nominees for each annual meeting. The Nomination and Governance Committee is also responsible for assuring that an appropriate governance structure is established and maintained and for conducting an annual assessment of our board of directors’ performance and effectiveness. The Nomination and Governance Committee operates under a charter adopted by our board of directors, a copy of which can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

The current members of the Nomination and Governance Committee include directors Scott Yoon-Suk Whang (Chair), Donald D. Byun, Jinho Doo, James U. Hwang and Dale S. Zuehls. Each of the members of the Nomination and Governance Committee is “independent” as defined by our policy and the listing standards for the Nasdaq Stock Market. The Nomination and Governance Committee held eight meetings in 2019.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee (also referred to as “Compensation Committee”) is appointed by our board of directors to assist our board in establishing the overall compensation of our Chief Executive Officer and executive officers who have the title of “Executive Vice President” or above. The Compensation Committee is also responsible for considering and making recommendations to our board of directors concerning compensation, benefit plans, and implementation of sound personnel policies and practices.

The Compensation Committee monitors the performance of our executive officers in relation to applicable corporate goals and strategies, and seeks to ensure that compensation and benefits are at levels that enable us to attract and retain high quality employees, are consistent with the strategic goals, are internally equitable and are consistent with all regulatory requirements. The Compensation Committee operates under a charter adopted by our board of directors, a copy of which can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

The current members of the Compensation Committee include directors Dale S. Zuehls (Chair), Daisy Y. Ha, Jin Chul Jhung, William J. Lewis and Scott Yoon-Suk Whang. Each of the members of the Compensation Committee is “independent” as defined by our policy and the listing standards for the Nasdaq Stock Market.

The Compensation Committee meets at least four times a year and also holds special meetings and telephonic meetings to discuss extraordinary items, such as the hiring or dismissal of employees at the Executive Vice President level or above. The Compensation Committee held 10 meetings in 2019. The Chair of the Compensation Committee regularly reports to our board of directors on the Compensation Committee’s actions and recommendations. The Compensation Committee has authority to retain outside counsel, compensation consultants and other advisors to assist as needed.

Additional information regarding the Compensation Committee is provided below under the caption “Compensation Discussion and Analysis - What Guides Our Executive Compensation Program - Roles and Responsibilities of Compensation Committee.”

Asset/Liability Committee

The Asset/Liability Committee is appointed by our board of directors to assist our board in assessing the adequacy and monitoring the implementation of the Bank’s and the Company’s Asset/Liability Management Policy (the “ALM Policy”) and related procedures. The ALM Policy includes specific policies and procedures relating to (i) interest rate risk, (ii) market/investment risk, (iii) liquidity risk, (iv) credit risk, and (v) capital risk. The Asset/Liability Committee oversees the implementation of processes for managing the Bank’s interest rate, liquidity, and similar market risks relating to the Bank’s balance sheet and associated activities, including the adoption from time to time of risk limits and capital levels. The Asset/Liability Committee operates under a charter adopted by our board of directors, a copy of which can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

The current members of the Asset/Liability Committee include directors Steven J. Didion (Chair), Jinho Doo, Steven S. Koh, David P. Malone and John R. Taylor. With the exception of Steven S. Koh and David P. Malone, each of the other members of the Asset/Liability Committee are “independent” as defined by our policy and the listing standards for the Nasdaq Stock Market. The Asset/Liability Committee held 10 meetings in 2019.

Board Risk Committee

The Board Risk Committee is appointed by our board of directors to assist our board in overseeing the Company’s overall risk management program. The Board Risk Committee is responsible for establishing the Company’s Enterprise Risk Management (“ERM”) Framework and Policy, as well as development of the Company’s risk appetite statement, ensuring the appropriateness of the Company’s risk identification, measurement, monitoring and control, assessing the adequacy of risk policies established and enterprise risk exposures for each enterprise risk category, and reviewing and approving periodic capital and liquidity stress test assumptions, scenarios and results related to Dodd-Frank stress testing. The Board Risk Committee operates under a charter adopted by our board of directors, a copy of which can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

The current members of the Risk Committee include directors William J. Lewis (Chair), Steven J. Didion, Daisy Y. Ha, David P. Malone and John R. Taylor. With the exception of David P. Malone, each of the members of the Board Risk Committee is “independent” as defined by our policy and the listing standards for the Nasdaq Stock Market. The Board Risk Committee held 11 meetings in 2019.

Our board of directors has three additional standing committees and may establish additional such committees as needed:

Executive Committee

The Executive Committee is appointed by our board of directors and responsible for making recommendations to the board of directors on issues facing the Company or Bank regarding matters that are not specifically delegated to any other committee, providing overall guidance on strategic matters, including the development of strategic plans and consideration of merger and acquisition opportunities, making decisions regarding time-sensitive business, regulatory and legal matters in circumstances where it is impractical for the full board of directors to do so, subject to subsequent ratification by the full board of directors, reviewing and approving new strategic initiatives, subject to review and approval of the Board Risk Committee, and serving as a resource and sounding board for management on emerging issues. The Executive Committee acts within the authorities and responsibilities specifically delegated by the board of directors and is subject to an annual self-evaluation of its Charter and Committee performance.

The current members of the Executive Committee include directors Kevin S. Kim (Chair), Donald D. Byun, Steven S. Koh, David P. Malone and Scott Yoon-Suk Whang. The Executive Committee held eight meetings in 2019.

Director’s Loan Committee

The Director’s Loan Committee is appointed by our board of directors and is responsible for overseeing the credit and lending strategies of the Bank, conducting review and approval of all loans beyond the Management Loan Committee’s credit authority level, as well as overseeing the overall lending compliance with the Bank’s loan policies. The Director’s Loan Committee acts within the authorities and responsibilities specifically delegated by the board of directors and is subject to an annual self-evaluation of its Charter and Committee performance.

The current members of the Director’s Loan Committee include directors Chung Hyun Lee (Chair), Donald D. Byun, Jin Chul Jhung, Kevin S. Kim and William J. Lewis. The Directors Loan Committee held 33 meetings in 2019.

Board Information Technology Committee

The Board Information Technology Committee was newly established in September 2019 and is appointed by our board of directors to assist our board in overseeing the overall role of information technology in executing the business strategy of the Bank related to technology investments, technology governance, and operational performance and technology trends that may affect the assets and portfolio of the Bank. The Board Information Technology Committee is responsible for monitoring overall information technology trends, reviewing management reports and approving policies related to software development, technology architecture and cybersecurity, among others, reviewing and approving the Bank’s information technology strategy, planning and implementation, and making recommendations to the board of directors on significant investments in support of the Bank’s technology road map and strategy. The Board Information Technology Committee acts within the authorities and responsibilities specifically delegated by the board of directors and is subject to an annual self-evaluation of its Charter and Committee performance.

The current members of the Board Information Technology Committee include directors James U. Hwang (Chair), Daisy Y. Ha, Joon K. Kim, Steven S. Koh, Chung Hyun Lee and David P. Malone. The Board Technology Committee held two meetings in 2019.

Board Communication

A formal process for stockholder communications with our board of directors is posted in the corporate governance section of the Company’s website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

Interested parties may communicate with the Company’s board of directors as follows:

By writing to:	By email to:
Hope Bancorp, Inc. Attn: Lead Independent Director 3200 Wilshire Blvd., Suite 1400 Los Angeles, CA 90010	Scott.Whang@bankofhope.com

All communications must state the number of shares owned by the security holder making the communication. The Lead Independent Director will review each communication and forward it to our board of directors or to any individual director to whom the communication is addressed unless the communication is frivolous in nature or unduly hostile or similarly inappropriate, in which case, the Lead Independent Director may disregard the communication. Every effort is made to ensure that the views of stockholders are heard by our board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

Equity Ownership Guidelines

We believe the ownership of our Company’s stock by our directors ensures a strong alignment of the interests of our board of directors with that of our stockholders. As stated in the Company’s Corporate Governance Guidelines, each independent director of the board must own shares of the common stock of the Company that are of at least three times the value of his or her annual director cash compensation within five years of initial appointment or initial election to the board. The requirements of these provisions may be met by the vesting of performance units, the exercise of stock options or the purchase of our Company’s common stock in the open market.

Hedging and Pledging Prohibition

The Company’s Joint Insider Trading and Disclosure Policy, as amended and approved by the board of directors on April 7, 2020, explicitly prohibits directors and employees from engaging in hedging transactions involving the Company’s stock. Directors and employees are further prohibited from pledging their stock in the Company as collateral for a loan, and the Company’s stock may not be held in margin accounts. Exceptions to the pledging prohibition may be granted by the Company’s Legal Department in cases where the director or employee wishes to pledge Company stock as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

BOARD’S ROLE IN RISK OVERSIGHT

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organization objectives in the areas of strategy, operations, reporting, and compliance without exposing the organization to undue risk. Our board of directors recognizes that these objectives are important to improve and sustain long-term organizational performance and stockholder value. A fundamental part of risk management is not only identifying the risks our Company faces and implementing steps to manage those risks, but also determining what constitutes the appropriate level of risk based upon our Company’s activities.

Our board of directors participates in the Company’s annual enterprise risk management assessment, which is led by the Company’s Chief Risk Officer, Thomas P. Stenger. In this process, risk is assessed throughout the Company by focusing on nine areas of risk, including risks relating to: credit, liquidity, interest rate, foreign exchange, operational, country, compliance/legal, strategic and reputation. Risks that simultaneously affect different parts of the Company are identified, and an interrelated response is made. Our board of directors provides ongoing oversight of enterprise-wide risks through a periodic enterprise risk assessment update.

While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management.

•
In particular, the Board Risk Committee assists our board of directors in fulfilling its oversight responsibility with respect to regulatory, compliance and operational risk and enterprise risk management issues that affect the Company and works closely with the Company’s legal and risk departments.

•
The Audit Committee helps the board of directors monitor financial risk and internal controls from a risk-based perspective and oversees the annual audit plan. It also reviews reports from the Company’s internal audit department.

•	The Director’s Loan Committee oversees credit risk by identifying, monitoring, and controlling repayment risk associated with the Bank’s lending activities.

•
The Asset/Liability Committee oversees the implementation of an effective process for managing the Bank’s interest rate, liquidity, and similar market risks relating to the Bank’s balance sheet and associated activities.

•
In overseeing compensation, the Human Resource and Compensation Committee strives to design incentives that encourage a conservative level of risk-taking behavior consistent with the Company’s business strategy and in compliance with all laws and the Interagency Guidance on Sound Incentive Compensation Policies.

•
The Board Technology Committee assists our board in overseeing the overall role of information technology in executing the business strategy of the Bank, as well as monitoring risks associated with cybersecurity, technology investments, and other technology related matters.

•
Finally, the Company’s Nomination and Governance Committee approves the code of conduct and business ethics policies relating to employees and directors, respectively. In addition, it conducts an annual assessment of corporate governance policies and potential risk associated with governance and related party matters.

DIRECTOR COMPENSATION

The Company provides cash compensation to its directors commensurate with their positions on the board of directors and the board committees. From time-to-time, the Company also uses stock-based incentive compensation to attract and retain qualified candidates to serve on our board of directors. The Company’s compensation and benefits programs are designed to pay directors fairly for work required for an organization of the size and scope of the Company, align the directors’ interest with the long-term interests of stockholders, and provide compensation that is transparent and straightforward for stockholders to understand. In setting director compensation, the Company considers the amount of time that directors expend in fulfilling their duties to the Company as well as the skill level and experience required by our board of directors. The Company also considers board compensation practices at similarly situated banks, while keeping in mind the compensation philosophy of the Company and the stockholders’ interests.

Cash Compensation

The cash compensation paid to our directors includes two primary elements, including a cash retainer for their services on the board of directors and a cash retainer for their membership and services on various committees of the board of directors. The retainer for committee membership is irrespective of the number of committees on which a director serves. In addition, the Lead Independent Director and Honorary Chairman receive retainers in addition to the board of directors retainer. Committee Chairs also receive chairmanship retainers in addition to the committee retainer.

Effective June 2019, each non-management director received a monthly cash retainer of $6,000. The Lead Independent Director and Honorary Chairman received additional monthly retainers of $4,000 each. Committee members each received an additional monthly cash retainer of $1,500. The committee Chairs of our board of director’s standing committees and other board committees each received an additional monthly retainer of $1,000.

Prior to June 2019, each non-management director received a monthly cash retainer of $5,500. The Chairman of the Board and Honorary Chairman received additional monthly retainers of $5,000 and $3,500, respectively. Committee members each received an additional monthly retainer $1,000. The committee Chairs of our board of director’s standing committees and other board committees each received an additional monthly retainer of $1,000.

Throughout 2019, each director was given the election to receive $1,250 per month in cash in lieu of or to participate in the Company’s health insurance policy, up to a cost of $1,250 per month. The directors also received reimbursement for expenses, which included reasonable travel expenses to attend board and committee meetings, reasonable outside seminar expenses, and other special board-related expenses.

Long-Term Equity Incentive Awards

Directors may be granted equity awards upon their appointment to our board of directors. Periodically, the Company reevaluates board compensation, including the grant of new stock options and restricted stock units. In setting director compensation, the Company considers the amount of time that directors expend in fulfilling their duties to the Company, as well as the skill level and experience require by the board of directors. The Company also considers board compensation practices at similarly situated banks, while keeping in mind the compensation philosophy of the Company and the stockholders’ interests. Please see “Beneficial Ownership of Directors and Executive Officers” on page 54 of this Proxy Statement, for information concerning stock and options held by our directors.

The following table presents information concerning the compensation of our non-employee directors during 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(2)	Total ($)
Scott Yoon-Suk Whang (Lead Independent Director)	150,000	—	—	—	15,000	165,000
Steven S. Koh (Honorary Chairman)	130,500	—	—	—	15,000	145,500
Donald D. Byun	85,000	—	—	—	7,799	92,799
Steven J. Didion	97,000	—	—	—	6,028	103,028
Jinho Doo	85,000	—	—	—	15,000	100,000
Daisy Y. Ha	85,000	—	—	—	15,000	100,000
James U. Hwang	79,000	—	—	—	12,500	91,500
Jin Chul Jhung	85,000	—	—	—	15,000	100,000
Joon K. Kim	22,500	—	—	—	3,750	26,250
Chung Hyun Lee	97,000	—	—	—	15,000	112,000
William J. Lewis	97,000	—	—	—	15,000	112,000
John R. Taylor	97,000	—	—	—	15,000	112,000
Dale S. Zuehls	97,000	—	—	—	15,000	112,000

(1)
Amounts shown include payment of board membership retainer fees for the Company and Bank board meetings and committee membership fees. For Scott Whang, amount shown also includes retainer payments as Lead Independent Director for the months of July through December

2019, as well as Chairman of the Board for the months of January through May of 2019. For Steven S. Koh, amount shown also includes retainer payments as Honorary Chairman for 2019.

(2)
Amounts include payments made to directors for or in lieu of receiving health insurance coverage paid by the Company: $15,000 each to Messrs. Whang, Doo, Ha, Jhung, Koh, Lee, Lewis, Taylor and Zuehls; $7,799 to Mr. Byun; $6,028 to Mr. Didion; $12,500 to Mr. Hwang; and $3,750 to Mr. Kim.

Proposal 2:
Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the board of directors has selected Crowe LLP (“Crowe”) as our independent registered public accounting firm for the year ending December 31, 2020 and has further directed that the selection of Crowe be submitted for ratification by the stockholders at the Annual Meeting.

Board Recommendation:
Vote “FOR” ratification of Crowe

Proposal 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm

EXECUTIVE SUMMARY

The Audit Committee reports to the board of directors and is responsible for overseeing and monitoring the Company’s financial accounting and reporting process, the system of internal controls established by management, the audit process and the process for monitoring compliance with laws and regulations and our Code of Conduct.

Pursuant to its charter, the Audit Committee has the following responsibilities:

•	Review the quarterly and audited annual financial statements;

•	Review the adequacy of internal control systems and financial reporting procedures with management and the independent auditor; and

•	Review and approve the general scope of the annual audit and the fees charged by the independent auditor.

The Audit Committee of the board of directors has selected Crowe LLP (“Crowe”) as our independent registered public accounting firm for the year ending December 31, 2020. Crowe was initially engaged by Hope Bancorp, Inc. on May 25, 2017. The Company anticipates that a representative of Crowe will be present at the Annual Meeting and will be available to respond to your appropriate questions and make such statements as the representative may desire.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Crowe as the Company’s independent registered public accounting firm. However, we are submitting the selection of Crowe to the stockholders for ratification to obtain our stockholders views. If the stockholders do not ratify the selection of Crowe, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting at which a quorum is present is required to ratify the appointment of Crowe as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permitted non-audit services rendered by our independent registered public accounting firm. The policy requires advance approval of all services before the independent public accounting firm is engaged to provide such services. The advance approval of services may be delegated to the Chair of the Audit Committee who has authority to approve up to $25,000 of services, which must be ratified at the next scheduled Audit Committee meeting.

FEES PAID TO CROWE

Aggregate fees for professional services rendered by Crowe for the Company with respect to the years ended December 31, 2018 and 2019 were:

	2018	2019
Audit fees	$1,969,640	$2,128,775
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$1,969,640	$2,128,775

The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our annual consolidated financial statements for fiscal years 2018 and 2019. Audit fees also include the fees for the audit of the consolidated financial statements and internal control over financial reporting and review of our quarterly consolidated financial statements included in our quarterly Form 10-Q filings for 2018 and 2019. No audit-related fees, tax fees or other fees were incurred in 2018 or 2019.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this Report by reference.

In performing its functions, the Audit Committee in 2019 met and held discussions with management of the Company and the Bank and with Crowe, the independent registered public accounting firm for the Company and the Bank for the year ended December 31, 2019. Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has:

•	Reviewed and discussed the financial statements with management and the independent auditor;

•
Discussed with the independent auditor the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards No. 61, Communications with Audit Committees; and

•
Received the written disclosures and the letter from the independent auditor required by the PCAOB and Independence rule 3526 regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed any relationships that may impact the objectivity and independence of Crowe, and satisfied itself as to Crowe’s independence.

Based on these discussions and reviews, the Company’s Audit Committee recommended to our board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

Respectfully submitted by the Audit Committee:

JOHN R. TAYLOR (Chair)
STEVEN J. DIDION
JINHO DOO
CHUNG HYUN LEE
DALE S. ZUEHLS

Date of Audit Committee Report: May 14, 2020

Proposal 3:
Nonbinding Advisory Vote to Approve Compensation Paid to “Named Executive Officers”

Approve the compensation of the Company’s “Named Executive Officers”, as discussed in this Proxy Statement.

Board Recommendation:
Vote “FOR” approval of compensation paid to “Named Executive Officers”

Proposal 3 — Nonbinding Advisory Vote to Approve Compensation Paid to “Named Executive Officers”

ADVISORY RESOLUTION

The Company believes that our overall executive compensation program, as described in this Proxy Statement, is designed to pay for performance and directly aligns the interests of our executive officers with the long-term interests of our stockholders.

Our stockholders are asked to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers (also referred to as “NEOs”) as disclosed in this Proxy Statement in accordance with the SEC’s rules. Accordingly, the Company asks stockholders annually to vote for or against the following resolution:

“Resolved, that the stockholders of Hope Bancorp, Inc. hereby approve the compensation of the Named Executive Officers as reflected in the Proxy Statement for the Company’s 2020 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the Summary Compensation Table, other executive compensation tables and the narrative discussion contained in the Proxy Statement.”

Your vote will be advisory, which means that it will not be binding upon our board of directors or our Compensation Committee. In the event this proposal is not approved by our stockholders, the vote will neither be construed as overruling any decision by our board of directors or our Compensation Committee, nor will it create or imply any additional fiduciary duty by our board of directors or our Compensation Committee. Notwithstanding the foregoing, our board of directors and our Compensation Committee will consider the nonbinding, advisory vote of our stockholders on this proposal when reviewing compensation policies and practices in the future.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.

Our overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are aligned with the long-term interests of our stockholders, as described in the Compensation Discussion and Analysis section. The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with stockholder interests.

The Compensation Committee and our board of directors believe that our commitment to these responsible compensation practices justifies a non-binding, advisory vote by stockholders FOR the resolution approving the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE “FOR” THE NONBINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICER QUALIFICATIONS AND EXPERIENCE

Kevin S. Kim, age 63, is Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. and Chairman & Chief Executive Officer of Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, respectively. Originally a director of Center Financial Corporation and Center Bank from 2008, Mr. Kim spearheaded the merger of equals with Nara Bancorp, Inc. and Nara Bank, creating BBCN Bancorp, Inc. and BBCN Bank, respectively, on November 30, 2011. In March 2013, Mr. Kim was appointed President and Chief Executive Officer of BBCN Bancorp, and he took on the same titles for BBCN Bank in April 2014. Under his leadership, BBCN grew from $5.8 billion to more than $8.0 billion in total assets when it merged with Wilshire Bancorp, Inc. and Wilshire Bank on July 29, 2016, creating Hope Bancorp and Bank of Hope, respectively. Prior to joining BBCN as the President and Chief Executive Officer, Mr. Kim practiced law for 18 years, focusing on corporate and business transactions, business acquisitions, tax planning, and real estate transactions. Mr. Kim began his professional career as a certified public accountant working for approximately 10 years at two of the largest public accounting firms. Mr. Kim serves on the board of directors of the United Way of Greater Los Angeles. He is also a member of the Bankers Advisory Board of the Conference of State Bank Supervisors. Mr. Kim received a B.A. with a major in English and a minor in International Trade from Hankuk University of Foreign Studies in Seoul, Korea, an M.B.A. from the Anderson School of Management, the University of California, Los Angeles, and a J.D. from Loyola Law School in Los Angeles, California. Mr. Kim is a graduate of the ABA Stonier Graduate School of Banking, University of Pennsylvania, and earned his Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

Alex Ko, age 53, was appointed Executive Vice President and Chief Financial Officer of Bank of Hope effective May 1, 2017 and of Hope Bancorp, Inc. effective October 2, 2017. He is responsible for the overall financial strategy at the Company and has oversight responsibility for accounting, financial reporting, treasury, investments, investor relations, SOX and enterprise modeling analytics. His career spans more than 25 years in the financial services industry with extensive experience in mergers and acquisitions, financial planning and profitability analysis. Prior to the merger, Mr. Ko served as Executive Vice President and Chief Financial Officer of Wilshire Bancorp, Inc. and Wilshire Bank. During his tenure with Wilshire from April 2008 through July 2016, he was integrally involved with the acquisitions of Mirae Bank, BankAsiana and Saehan Bank. A certified public accountant, Mr. Ko completed a 12-year tenure with KPMG, LLP, where he focused primarily in the area of financial services. In 2017, Mr. Ko was honored by the Los Angeles Business Journal as CFO of the Year. He earned his B.A. in Economics from Yonsei University in Seoul, Korea and his M.A. in Accounting from the University of Southern California in Los Angeles.

David P. Malone, age 69, was promoted to President and Chief Operating Officer of Bank of Hope, effective July 1, 2019, and is responsible for oversight of legal, human resources, IT and strategy departments, as well as the mortgage and specialty banking groups. Previously, he served as Senior Executive Vice President and Chief Operating Officer of Bank of Hope from May 15, 2017 and was responsible for oversight of all support and administrative units of the Bank. He has been a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since May 20, 2014. Previously, he served as Chairman of the Board of Directors of the Bank from June 26, 2014 up until the merger with Wilshire Bancorp, Inc. and Wilshire Bank. Prior to joining the board, Mr. Malone was most widely known for his 15-year tenure at Community Bank in Pasadena, California, where he served most recently as Chairman, President and Chief Executive Officer. Under Mr. Malone’s leadership, Community Bank grew into one of the leading financial institutions in Southern California, with more than $3 billion in assets and 17 offices across five counties. While at Community Bank, Mr. Malone was responsible for transforming the company into a relationship-oriented community bank, developing a high performing sales culture, introducing new business lines, and expanding the bank’s geographical footprint. He began his professional career as a certified public accountant with Arthur Andersen, where he later served as a Senior Manager, providing strategic and operational consulting services to financial institutions in the Western United States. Mr. Malone currently serves as Chairman of the Advisory Board of the David Nazarian College of Business and Economics, California State University, Northridge (“CSUN”) and is a member of CSUN’s Foundation Board. He earned a B.S. degree in Accounting from CSUN.

Kyu S. Kim, age 59, was appointed Senior Executive Vice President and Eastern Regional President, effective May 1, 2017, and is responsible for oversight of all commercial lending functions and retail branches in New York, New Jersey, Virginia and Alabama. Previously, she was named Senior Executive Vice President and Head of Community Banking for Bank of Hope effective July 29, 2016 and was responsible for leading the business operating units of all legacy commercial lending teams and the retail branch network following the merger of BBCN Bank and Wilshire Bank. A 20-plus year veteran of Bank of Hope, formerly known as BBCN Bank, Ms. Kim was promoted to Senior Executive Vice President in May 2013 and served as Chief Operating Officer from August 2013 through July 2016. Previously, she served as Executive Vice President and Chief Commercial Banking Officer of BBCN Bank following the merger of Nara Bank and Center Bank completed on November 30, 2011. Ms. Kim joined the former Nara Bank in 1998 and is credited with building the Bank’s eastern region presence from the ground up, most recently serving as Executive Vice President and Eastern Regional Manager from April 2008 through November 2011. Prior to joining Nara Bank, she was Vice President and Chief Credit Officer at the former Chicago-based Foster Bank from March 1990 to September 1997. Ms. Kim received her B.B.A. in Finance from the University of Wisconsin, Oshkosh. She completed the Graduate School of Banking at the University of Wisconsin, Madison and the ABA Stonier Graduate School of Banking at the University of Pennsylvania. Ms. Kim also earned her Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

Jason K. Kim, age 53, was promoted to Senior Executive Vice President in April 2020 and has served as Western Regional President of Bank of Hope since July 1, 2019, responsible for oversight of all commercial lending functions and retail branches in California, as well as the Bank’s SBA department. Previously, he served as Executive Vice President and Chief Commercial Banking Officer, effective May 1, 2017, and was responsible for oversight of the SBA department, as well as shared oversight responsibility for commercial and commercial real estate lending in the Western Region. Prior to this, he served as Executive Vice President and Chief Lending Officer of Bank of Hope, formerly known as BBCN Bank, from December 1, 2011 and was responsible for overseeing the SBA, equipment lease finance and credit card units. Prior to the merger of equals of Nara Bank and Center Bank creating BBCN, he served as Chief Credit Officer of Center Bank from April 2007 and was promoted to Executive Vice President in December 2010. A 27-year veteran of the Bank, Mr. Kim served as Senior Vice President and Manager of Center Bank’s SBA Department from 1991 to 2007 during which time, the SBA department received recognition for having maintained the highest asset quality among more than 800 lenders across the nation, leading to the Bank’s receipt of the “Lender of the Year Award” by the U.S. Small Business Administration in 2006. Mr. Kim earned his B.A. in Economics from the University of California, Los Angeles.

Peter Koh, age 43, was named Executive Vice President and Chief Credit Officer of Bank of Hope upon the merger of equals of BBCN Bank with Wilshire Bank effective July 29, 2016 and is responsible for oversight of all credit administration functions, as well as the appraisal and special assets departments. Previously, he served in the same capacity for Wilshire Bank, a position he was promoted to in July 2014. Mr. Koh initially joined Wilshire Bank in 2001 and served in various credit-related positions through 2005. He then rejoined Wilshire Bank in June 2007 as Senior Loan Officer and held the position of Chief Credit Review Officer and then Deputy Chief Credit Officer before being appointed as Chief Credit Officer in July 2013. Mr. Koh’s father, Steven S Koh, is a director and Honorary Chairman of the board of directors of Hope Bancorp and Bank of Hope. He earned his B.A. from Columbia University in New York and M.B.A. from the Marshall School of Business, University of Southern California.

Daniel H. Kim, age 53, was named Executive Vice President and Chief Strategy & Administrative Officer for Bank of Hope, effective July 1, 2019, and is responsible for all areas of corporate planning and oversight of the Bank’s marketing, deposit operations, general services, credit card and wealth management units. He joined Bank of Hope, formerly known as BBCN Bank, on November 25, 2013 as Executive Vice President and Chief Planning Officer. Previously, he was the Executive Vice President, Chief Financial Officer and Corporate Secretary of the former Saehan Bancorp, Inc. and Saehan Bank. Having joined Saehan in September 2003, Mr. Kim directly supervised and provided oversight of numerous departments within the organization, including accounting/investment, central operations administration, human resources, IT, compliance and BSA requirements. From May 1997 to August 2003, Mr. Kim served as First Vice President and Manager of the accounting, corporate planning and investment departments of the former Pacific Union Bank, during which time he successfully consummated that bank’s initial public offering. Mr. Kim began his banking career in June 1991 at the former Center Bank, where he last served as Assistant Vice President and Accounting/Investment Officer. Mr. Kim earned his B.A. in Economics/Business from the University of California, Los Angeles.

David W. Kim, age 54, was named Executive Vice President and Midwest Regional President of Bank of Hope, effective July 1, 2019, and is responsible for oversight of all commercial lending functions and retail branches in Illinois. Previously, he served as Executive Vice President and Chief Retail Banking Officer, overseeing the Bank’s retail branch network, deposit operations, loan operations and online/mobile banking, as well as the wealth management units. Previously, he was appointed Executive Vice President and Chief Operations Officer of Bank of Hope, formerly known as BBCN Bank, following the merger with Wilshire Bank, effective July 29, 2016, and was responsible for overseeing deposit operations, general services and international trade finance operations. With more than 20 years of experience in the banking industry, he joined the Bank effective April 1, 2014 as Executive Vice President, Chief Administrative Officer and General Counsel and was named Executive Vice President, General Counsel and Chief Operations Administrator in August 2015. Prior to this, Mr. Kim joined United Central Bank in 2011 as part of a turnaround team, where he served as Executive Vice President, Chief Operating Officer and General Counsel. From 2010 to 2011, Mr. Kim was Executive Vice President and Chief Credit Officer of Commonwealth Business Bank. Prior to that, he was Senior Vice President, Chief Operating Officer and General Counsel of Wilshire State Bank from 2005 to 2010. Mr. Kim began his career in the Korean-American banking industry in 1995 at Hanmi Bank, where he served as Senior Vice President, Chief Administrative Officer and General Counsel. Mr. Kim began his banking career with Chase Bank in New York and the International Monetary Fund in Washington, D.C. He received his B.S. in Economics and Public Policy from Indiana University and his J.D. from George Washington University Law School.

Young K. Lee, age 46, was named Executive Vice President and Chief Human Resource Officer for Bank of Hope, effective April 8, 2019, and is responsible for the management and implementation all areas and strategies related to human resources and providing executive management and the Compensation Committee with guidance and counsel relating to employment law matters. With more than 20 years of human resource experience, he joined the Company in November 2015 as Senior Vice President and Director of Human Resources. Mr. Lee successfully planned and managed the policy, procedure and staffing integration of the merger of Wilshire Bancorp, Inc. and transitioned the Company’s medical benefits to a self-funded product that has led to a reduction in premium expenses of more than $1.2 million annually. From June 2012 to November 2015, Mr. Lee was the Vice President of Human Resources at Medical Scribe Systems, a privately held, fast growing medical staff provider with more than 2,000 employees across 18 states. From May 2012 to July 2015, Mr. Lee was Senior Vice President and Managing Director of The Marketing Arm, a full-service marketing agency owned by Omnicom, where he oversaw West Coast-based human resources, IT, training and administrative staff members. From March 2003 to June 2005, Mr. Lee served as a Senior Human Resource Consultant at Pacific Employers Organization where he implemented strategic compensation programs for clients throughout the Western U.S. Mr. Lee studied Animal Physiology at the University of California, San Diego and completed Human Resource Management coursework through the University of California, Los Angeles Extension program.

Kenneth D. Logan, age 57, was named Executive Vice President and Head of Residential Finance of Bank of Hope, effective August 8, 2019, and is responsible for oversight of the residential mortgage and warehouse lending units. Designated as a Certified Mortgage Banker (“CMB”) by the Mortgage Bankers Association since 2007, Mr. Logan joined Bank of Hope from Wells Fargo Securities, where he served as Managing Director, Head of Mortgage Banker Finance Group (“MBFG”). He established MBFG in 2007 and was responsible for all aspects of the business group, including strategy and tactical execution, group financial performance, overall risk oversight, and program and product development. A division of The Mortgage Finance Group, MBFG provides warehouse and structured lending facilities across residential assets and mortgage programs or products. Under Logan’s leadership, MBFG grew to a group of more than 125 direct and allocated team members across the country and has been ranked among the top two residential warehouse lenders in the U.S. since 2012. Prior to joining Wells Fargo, Logan held executive positions for more than 20 years at various financial services companies with oversight responsibilities in warehouse lending, residential asset-backed warehouse lending, wholesale and direct lending in conventional/government and specialized products, and correspondent, wholesale and retail mortgage lending. Logan first became a banker in 1984 and his career has spanned the commercial and warehouse lending, real estate finance and the residential mortgage markets. Aside from his professional work, Logan has a long history in public service as a first responder and currently volunteers as an Emergency Medical Technician and Chief of the Search & Rescue team for Cherokee County Fire/EMS. Logan earned his B.A. in Finance and Economics and his M.B.A. in Entrepreneurial Finance from Kennesaw State University in Marietta, Georgia.

Richard D. Marshall, age 61, was named Executive Vice President, Credit Administration for Bank of Hope, effective January 2, 2019, and provides leadership for enhancing the Company’s credit risk management practices and overseeing credit administration for commercial lending. With nearly 35 years of experience as a senior risk officer, he joined Bank of Hope in October 2018 as Senior Vice President and Deputy Chief Credit Officer. Previously, he was Chief Credit Officer for commercial lending at Zions Bancorporation from 2014 to 2016 and was responsible for a $20 billion portfolio of middle market commercial credit exposures. From 2006 to 2011, Mr. Marshall served as President of Community Bank Funding Corp for Republic Financial, a community bank funding company. Prior to this, he served Citigroup for 20 years beginning in 1985 in the structured middle market lending business and then as a Managing Director in both the Private Bank and the Corporate Bank. During most of his career with Citigroup, he was a Senior Credit Officer responsible for managing a variety of multi-billion, multi-product portfolios. Mr. Marshall earned his B.S. in Finance from the University of Wyoming.

Lisa K. Pai, age 60, was named Executive Vice President and General Counsel effective April 1, 2018, after having served as Executive Vice President, Chief Administrative Officer and General Counsel of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, upon the merger of equals with Wilshire Bancorp, Inc. and Wilshire Bank, respectively. Previously, she served as Executive Vice President, Chief Legal & Human Resources Officer and Corporate Secretary of Wilshire Bancorp and Wilshire Bank from December 2012. Prior to joining Wilshire, Ms. Pai served as Executive Vice President and Chief Legal and Human Resources Officer at BBCN Bancorp after the merger of Nara Bancorp and Center Financial Corporation in 2011. She also served as Executive Vice President, General Counsel and Chief Risk Officer at Center Financial Corporation from 2007 to 2011. Before joining the banking industry in 1994, Ms. Pai practiced law at the law firm of Thelen, Marrin, Johnson and Bridges. She earned her B.A. in Economics from University of Chicago and her J.D. from University of California, Los Angeles, School of Law.

David Song, age 56, was named Executive Vice President, Credit Administration for Bank of Hope, effective July 1, 2019, and has oversight responsibility for the Company’s credit risk management practices and credit administration for commercial lending to the Bank’s traditional markets. Previously, he served as Executive Vice President and Chief Business Banking Officer, sharing oversight responsibility for commercial and commercial real estate lending in the Western Region for Bank of Hope. Prior to the merger of equals between BBCN Bank and Wilshire Bank effective July 29, 2016, he was Executive Vice President and Chief Commercial Banking Officer of Wilshire Bank from September 2009, responsible for the corporate banking division and trade finance department. Mr. Song has more than 25 years of experience in commercial banking and the finance industry, including First Vice President and Team Leader for corporate middle market lending at Comerica Bank from 2003 to 2009 and Vice President and Senior Relationship Manager-Team Leader at Bank of the West from 1998 to 2003. Mr. Song earned his B.S. in Ceramic Engineering/Materials Science & Engineering and his M.B.A. in Finance from University of Washington in Seattle.
Thomas P. Stenger, age 61, was appointed Executive Vice President and Chief Risk Officer of Bank of Hope effective February 11, 2019, and is responsible for all areas of risk, compliance and BSA management. Prior to joining the Bank, he was a Managing Director at PricewaterhouseCoopers from 2011 where he provided strategic leadership assisting financial services clients in enhancing their platforms to be responsive to recent regulatory directives and guidance. He also advised clients on developing and assessing their enterprise risk framework, identifying structural, functional and conceptual operating gaps in multiple disciplines including, market risk, credit risk and operational risk. Previously, Mr. Stenger was a founding partner of Mirror Lake Partners from 2008 to 2011 and was responsible for the risk advisory, treasury/liquidity management and investment portfolio practices focused on providing services to financial services, private equity and mortgage banking firms, as well as regulatory agencies. Prior to this, he served GMAC Residential Mortgage Corporation from 2001 to 2007, most recently as Senior Vice President and Chief Risk Officer. Mr. Stenger joined BankBoston in 1997 as Managing Director, Global Asset Liability Strategy, and following the acquisition of the firm by FleetBoston Financial Corporation in 1999, he served as Senior Risk Manager, Market Risk through 2001. He began his career with financial institutions in 1985 at Michigan National Bank as Vice President, Portfolio Management, before joining Chemical Bank in 1993 as First Vice President, Consumer Asset Management and then Chase Manhattan Mortgage Corp. in 1996 as Senior Vice President. Mr. Stenger earned his B.S. in Finance from the Michigan State University and his M.B.A. in Finance and Financial Management Services from Wayne State University.

Hung Van, age 43, was appointed Executive Vice President and Chief Information Officer of Bank of Hope effective May 2, 2018, and is responsible for developing and executing on the overall technology vision for the Bank, driving cross-functional, enterprise-wide engineering initiatives, and leading the daily operations of the IT organization. He brings more than 20 years of experience in the financial services industry, most recently as Senior Vice President and Director of IT at East West Bank. During his 11-year tenure at East West, Mr. Van’s responsibilities increased progressively, and his primary leadership role focused on architecting and developing critical business solutions for the company through the delivery of reliable, stable and scalable systems. From 2000 to 2007, Mr. Van served IndyMac Bank where he managed a team responsible for the development, maintenance, support and upgrade of the company-wide banking system and led the creation and automation of their online new accounts system. He began his career at Fidelity Federal Bank in 1995 on the operations side and project management functions before taking on core IT responsibilities where he assumed a System Administrator role and began to administer, develop and enhance the company’s core banking system and its security environment.

Who are the Named Executive Officers?

The Named Executive Officers, whom we also refer to as NEOs, are (i) each person who served as our Chief Executive Officer for any period of time during 2019; (ii) each person who served as our Chief Financial Officer for any period of time during 2019; and (iii) each of the other three most highly compensated executive officers employed by us as of December 31, 2019, whose total compensation for services rendered to us in all capacities during 2019 exceeded $100,000, and up to two former executive officers who would have been so included on the basis of his or her 2019 compensation if he or she had remained an employee at year end. For 2019, the NEOs are Kevin S. Kim, Alex Ko, David P. Malone, Kyu S. Kim, and Thomas P. Stenger.

Human Resources and Compensation Committee Report

The following report does not constitute soliciting material and should not be deemed incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent we may specifically incorporate the information contained in this report by reference thereto.

The Human Resources and Compensation Committee (“Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) included in this Proxy Statement with management and, based on such reviews and discussions, has recommended to the board of directors that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Respectfully submitted by the members of the Compensation Committee of the board of directors:

DALE S. ZUEHLS (Chair)
DAISY Y. HA
JIN CHUL JHUNG
WILLIAM J. LEWIS
SCOTT YOON-SUK WHANG

Date: May 14, 2020

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information about our executive compensation program, the factors that were considered in making compensation decisions for the Named Executive Officers (“NEOs”) of the Company and how we have modified our programs to meet the Company’s needs in the future.

2019 Named Executive Officers

Name	Title
Kevin S. Kim	Chairman, President & Chief Executive Officer
Alex Ko	Executive Vice President & Chief Financial Officer
David P. Malone	President & Chief Operating Officer (Bank)
Kyu S. Kim	Senior Executive Vice President & Eastern Regional President (Bank)
Thomas P. Stenger	Executive Vice President & Chief Risk Officer (Bank)

Executive Summary

2019 Financial and Strategic Business Performance

2019 was a year of consistent execution on our strategic priorities designed to strengthen our organization from an enterprise risk management perspective and support the longer-term growth of our organization as a regional bank. While growing our total deposits 3% year-over-year, we dramatically improved our deposit base with a positive shift favoring lower-costing core deposits. This, together with a decreasing interest rate environment, led to a considerable reduction in our total cost of deposits. Although the business environment remained extremely competitive, we originated $2.49 billion in new loans that represented a well-balanced mix of commercial real estate, commercial and consumer loans. Loans receivable at year-end 2019 increased 1%. However, all of the growth was in our commercial portfolio, underscoring our success in banking middle-market commercial borrowers. Total assets at December 31, 2019 amounted to $15.67 billion, up 2% year-over-year.

Notwithstanding the ongoing investments in our organization and preparations for the adoption of the new accounting standard CECL, we lowered our noninterest expense to average assets to 1.86% for 2019, down from 1.88% in the prior year. Net income for 2019 totaled $171.0 million, compared with $189.6 million in 2018, largely reflecting the impact of the lower interest rate environment.

Overall, our asset quality remained healthy, and our loss experience continued to be very low with net charge offs of 4 basis points of average loans for 2019, compared with 6 basis points for the prior year. At year-end 2019, total criticized loans declined to the lowest level since the formation of Bank of Hope at 3.26% of loans receivable, improved from 3.98% at year-end 2018.

Underscoring our focus on effective capital management, we launched a new $50 million stock buyback program, which was completed in the first quarter of 2020. Together with an attractive dividend, we returned $84.8 million of capital to stockholders in 2019 while maintaining strong capital ratios to support future growth. At year-end, the Company continued to maintain robust capital levels with total risk-based capital at 13.23%, leverage ratio at 11.22%, and common equity tier 1 capital at 11.76%.

With solid financial performance throughout 2019, Bank of Hope strengthened its position as one of the leading Asian-American banks in the country with presence in all of the top targeted geographic markets. The COVID-19 crisis has created an extremely challenging, highly unpredictable business environment. However, our very strong capital position, robust liquidity and excellent credit quality support our confidence in our ability to navigate the difficult landscape and deliver enhanced operational efficiencies and financial performance for many years to come.

2019 Stockholder Feedback

Each year, we carefully consider the results of our stockholder say-on-pay vote from the preceding year. At the Company’s annual meeting of stockholders on May 23, 2019, approximately 98.0% of the votes cast supported our executive compensation practices. The Compensation Committee considered this a strong endorsement of its decisions and policies, as well as the overall design and direction of the Company’s executive compensation program.

2019 Compensation Decisions

The Compensation Committee made the following compensation decisions for fiscal 2019:

•
Base Salaries: Our board of directors believes that continuity of leadership is critical to the long-term success of the Company. Following a peer compensation analysis completed in December 2017 that led to a 13% increase in the base salary of our Chief Executive Officer in 2018, and a peer compensation analysis conducted internally in early 2019, no change was made to the base salary of our Chief Executive Officer in 2019. All of our other NEOs, other than Mr. Stenger who joined the Company in early 2019, received base salary increases between 3% and 5% in 2019, moving their base salaries closer to market-competitive levels.

•
Annual Incentive Awards (“STIP”): The Compensation Committee further aligned our Chief Executive Officer’s overall compensation opportunity with the Bank’s performance and increased his STIP opportunity from the minimum required 75% of base salary to 100% for 2019. For all other NEOS, the Compensation Committee continued its strategy to align a portion of the STIP awards, which were traditionally paid 100% in cash, with the long-term interests of our stockholders. All of our NEOs, with the exception of our Chief Executive Officer whose annual incentive award is determined in accordance with his Employment Agreement, received STIP awards in 2019, paid out 60% in cash and 40% in equity that vests 50% on each of the first two anniversaries of the grant date.

Long-Term Incentive Plan (“LTIP”): In a continuing effort to align, motivate and reward participants for their contributions to the Company’s long-term financial success and growth and to move the overall compensation of our NEOs closer to market-competitive levels, the Compensation Committee awarded equity grants to our NEOs under the 2019 Plan that are 50% time-vested and 50% performance-contingent on a three-year time frame. Given the impact of the CECL adoption in 2020 and considering the strategic initiatives of the Bank, the Compensation Committee, with input from its independent compensation consultant Pearl Meyer Partners (“Pearl Meyer”), changed one of the two performance criteria from an absolute earnings per share metric to a relative return on average assets metric.

Best Compensation Practices & Policies

Our executive compensation program is reinforced by the following best-practice governance standards which encourage prudent decision-making and prevent excessive risk-taking behaviors through the following processes, policies and practices:

•	Stock ownership policy;

•	Clawback policy;

•	No tax gross ups;

•	No automatic “single trigger” vesting upon a change of control;

•	Independent compensation consultant retained; and

•	No excessive perquisites.

What Guides Our Executive Compensation Program

Compensation Philosophy and Objectives

We believe that the most effective executive compensation programs are those that align the interests of our NEOs with those of our stockholders. A properly structured compensation program will reinforce and support the development of a strong performance-oriented culture within the Company to achieve specific short and long-term strategic objectives while taking into consideration potential risk implications, such as discouraging imprudent risk-taking that threatens the long-term value of the Company.

The Company’s executive compensation program is designed to provide:

•	levels of base salary that are competitive with companies in our peer group;

•	annual cash incentives that are tied to our financial results, achievement of our yearly strategic goals and achievement of individual performance objectives;

•	long-term equity incentive awards that encourage NEOs to focus their efforts on building stockholder value by meeting longer-term financial and strategic goals; and

•	long-term cash incentives that deliver opportunities for performance-based contributions to select NEOs’ deferred compensation accounts.

The Compensation Committee believes that executive compensation should be closely tied to the financial and operational performance of the Company, individual performance and the officer’s level of responsibility, as well as risk management. The Compensation Committee believes that the equity-based portion of our executive compensation should also include meaningful retention features that encourage key employees to remain in the employment of the Company.

Roles and Responsibilities of the Compensation Committee

The Compensation Committee has strategic and oversight responsibility for the compensation and benefits programs of the Company. The Compensation Committee reviews the compensation recommendations made by the Chief Executive Officer for employees at the Executive Vice President level and above (other than the Chief Executive Officer) to determine whether the compensation paid to such employees is reasonable and competitive and whether such compensation serves the interests of the Company’s stockholders. The Chief Risk Officer reports to the Chief Executive Officer and to the Board Risk Committee, and the Chief Internal Auditor reports directly to the Audit Committee. The Chairs of the Board Risk Committee and Audit Committee provide input on compensation decisions for the Chief Risk Officer and Chief Internal Auditor, respectively, in conjunction with the Compensation Committee.

The Compensation Committee is also responsible for establishing, implementing, and monitoring the compensation structure, policies, and programs of the Company, subject to the overall authority of the board of directors, including assessment of the risk profile of each compensation policy and practice, and for assessing and recommending to the board for approval of the total compensation paid to the Chief Executive Officer and Executive Vice President officers and above of the Company. The Compensation Committee periodically reviews the pay practices of companies in our peer group to determine the appropriate compensation mix and levels for our executive officers. The Compensation Committee may engage the advice of outside experts, including compensation consultants. It is the Compensation Committee’s policy to engage only advisors that the Compensation Committee determines to be sufficiently independent. The Chair of the Compensation Committee regularly reports to the board of directors on the Compensation Committee’s actions and recommendations. A copy of the Compensation Committee’s charter may be found in the Corporate Governance section of our website at www.ir-hopebancorp.com.

The Role of the Independent Compensation Consultant

Pursuant to authority granted to it under its charter, the Compensation Committee continued its engagement of Pearl Meyer as its independent consultant for fiscal 2019 on a project basis. Pearl Meyer provides expertise on competitive pay practices and program design, and serves as an objective third-party advisor in assessing the reasonableness of compensation levels and performance metrics. Pearl Meyer reports directly to the Compensation Committee. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules and has determined that Pearl Meyer does not have any conflict of interest relating to the work it is performing for the Compensation Committee.

The Role of Peer Groups

The Compensation Committee, with input from its compensation consultant, periodically reviews the composition of peer companies against which the Company evaluates itself for compensation purposes.

The Compensation Committee revised in December 2018 the peer group (the “Peer Group”) to be used in making compensation decisions to generally include all commercial banks in the United States with total assets between 70% and 200% of the Bank as of the most recent year-end, excluding banks in Alaska, Hawaii and Puerto Rico. The Peer Group approved by our Compensation Committee for 2019 was as follows:

☐ Ameris Bank	☐ Arvest Bank	☐ Atlantic Union Bank
☐ BancorpSouth Bank	☐ Bank OZK	☐ Banner Bank
☐ Berkshire Bank	☐ Bremer Bank, National Association	☐ Cadence Bank, N.A.
☐ Cathay Bank	☐ Centennial Bank	☐ CenterState Bank, National Association
☐ CIBC Bank USA	☐ Citizens Business Bank	☐ City National Bank of Florida
☐ Columbia State Bank	☐ Commerce Bank	☐ Eastern Bank
☐ First Financial Bank	☐ First Interstate Bank	☐ First Midwest Bank
☐ FirstBank	☐ Glacier Bank	☐ Great Western Bank
☐ Hancock Whitney Bank	☐ Old National Bank	☐ Pacific Premier Bank
☐ Pacific Western Bank	☐ Pinnacle Bank	☐ Prosperity Bank
☐ Renasant Bank	☐ Simmons Bank	☐ South State Bank
☐ TCF National Bank	☐ TowneBank	☐ Trustmark National Bank
☐ UMB Bank, National Association	☐ Umpqua Bank	☐ United Bank
☐ United Community Bank	☐ Washington Federal Bank, National Association	☐ Webster Bank, National Association
☐ WesBanco Bank, Inc.	☐ Western Alliance Bank

Based on the Peer Group, as of December 31, 2019, the Company’s total assets were positioned at the 36th percentile of Peer Group and operating revenue at the 16th percentile of Peer Group.

The Compensation Committee considered target compensation relative to compensation of similarly positioned executives among the Peer Group banks when making executive compensation decisions for 2019.

In addition to the Peer Group comparative data, our Compensation Committee may consider other factors that it deems prudent when determining executive compensation. While comparisons can be useful in identifying general compensation trends and overall pay levels, the Compensation Committee recognizes that there may be meaningful differences between our Company and our peers. The Compensation Committee uses the comparison data as a general indicator of market trends in executive compensation, but does not use it exclusively to set compensation levels for the CEO or other NEOs. In addition to peer data, the Compensation Committee also reviews individual and Company performance, the position, responsibilities within the Company, and other factors to determine total compensation for the NEOs.

Elements of Compensation

The three primary elements of our executive compensation structure are base salary, short-term annual incentive awards and long-term equity incentive awards. The long-term equity incentive award was implemented in 2017 and designed to replace the legacy long-term cash incentive plan, which expired in 2018.

The following describes the objectives and policies underlying each of the elements of our executive compensation program.

Base Salary

Base salary is the fixed component of total direct compensation. We believe that base salaries should be competitive with the salaries paid by comparable banking institutions based on each individual executive officer’s experience, performance and geographic location. The Compensation Committee considers a wide variety of factors in determining base salary levels, including individual performance, Company performance, the business or corporate function for which the executive is responsible, the nature and importance of the executive officer’s position and role within the Company, the scope of the executive officer’s responsibility or internal relationships and the current compensation package in place for the executive officer, including the executive officer’s current annual base salary. In setting base salaries, the Compensation Committee also takes into account that target bonuses under our short-term annual incentive program generally are set as a percentage of base salary.

In December 2017, we conducted an analysis of the compensation paid to the chief executive officers of our Peer Group. Following an alignment of our Chief Executive Officer’s base salary of 13.1% in 2018 and taking into consideration a peer compensation analysis conducted internally in early 2019, the Compensation Committee determined that the base salary component of our Chief Executive Officer’s compensation was in line with the median of our Peer Group, and no change was made to our Chief Executive Officer’s base salary in 2019. Each of our other NEOs, other than Mr. Thomas P. Stenger, who joined the Company in early 2019, received base salary increases in 2019 between 3% and 5%, which is in line with the annual merit adjustments for employees Company-wide.

The 2019 and 2018 base salaries for the NEOs were as follows:

NEO	2018 Base Salary		2019 Base Salary	Year-over-Year % Change
Kevin S. Kim Chairman, President & Chief Executive Officer		$950,000	$950,000	0.0%
Alex Ko Executive Vice President & Chief Financial Officer		$345,064	$362,317	5.0%
David P. Malone President & Chief Operating Officer (Bank of Hope)		$468,000	$491,400	5.0%
Kyu S. Kim Senior Executive Vice President & Regional President, Eastern Region (Bank of Hope)		$369,028	$380,099	3.0%
Thomas P. Stenger Executive Vice President & Chief Risk Officer (Bank of Hope)	$	n/a	$400,000	n/a

Short-Term Annual Incentive Awards

Our short-term annual performance-based incentive compensation program (“STIP”) is designed to align the interests of our NEOs with those of our stockholders and provides for significant compensation opportunities and incentive criteria primarily tied to the Bank’s performance.

The following sections discuss the Compensation Committee’s criteria used to determine 2019 STIP awards for our Chief Executive Officer and other NEOs.

Chief Executive Officer Award: Performance Measures and Results

In accordance with a Second Amended and Restated Employment Agreement (the “Employment Agreement”) entered into on April 27, 2017 and effective as of April 1, 2017 with respect to Mr. Kevin S. Kim’s services to the Company and the Bank, our Chief Executive Officer is entitled to a target STIP opportunity of at least 75% of base salary.

Following an internally conducted peer compensation analysis in early 2019, the Compensation Committee determined that the short-term annual incentive component for our Chief Executive Officer was below the market median of our Peer Group. While no change was made to our Chief Executive Officer’s base salary in 2019, our Compensation Committee further aligned our Chief Executive Officer’s overall compensation opportunity with the Bank’s performance and increased his STIP opportunity from the minimum required 75% of base salary to 100% of base salary for 2019. The Compensation Committee established threshold and maximum award opportunities and goals, which set Mr. Kim’s threshold opportunity at 50% of base salary and maximum opportunity at 125% of base salary. As approved by the Compensation Committee in early 2019, Mr. Kim’s annual cash incentive opportunity is based 63% on profitability and 37% on balance sheet growth.

In early 2020, the Compensation Committee reviewed the Bank’s actual financial and regulatory performance relative to approved goals to determine the 2019 STIP payout for the Chief Executive Officer. The Bank’s 2019 performance did not meet the minimum thresholds for efficiency ratio and loan growth, achieved the minimum thresholds but did not exceed the target goals for return on average assets and return on average equity, and achieved the target goal but did not exceed the maximum goal for retail deposit growth. Based on these results, the Compensation Committee approved an annual incentive payout to the Chief Executive Officer, in accordance with the scorecard illustrated below, equal to 62.5% of his salary, or $593,484.

Performance Measures	Weight	2019 Performance Goals			Actual Results	Bonus Earned
		Minimum	Target	Maximum
Profitability	63.0%
Return on Average Assets	12.5%	0.94%	1.17%	1.29%	1.12%	$106,067
Return on Average Equity	38.0%	7.61%	9.51%	10.46%	8.63%	277,501
Efficiency Ratio	12.5%	54.24%	51.66%	50.37%	54.74%	0
Balance Sheet Growth	37.0%
Deposit Growth (retail)	18.5%	3.60%	4.50%	4.95%	4.85%	209,916
Total Loan Growth	18.5%	3.20%	4.00%	4.40%	1.47%	0

TOTAL	100%					$593,484

Other NEO’s Short-Term Annual Incentive Awards: Company Performance Objectives and Individual Evaluation

STIP awards for all other senior employees with a title of First Vice President and above, including NEOs, other than the Chief Executive Officer, are paid under the Company’s Performance Incentive Plan (“PIP”). The PIP was developed to recognize and reward senior officers, who help enhance stockholder value, profitability and customer satisfaction and help meet the strategic goals of the Company. The PIP is administered by the Chief Executive Officer and approved by the Compensation Committee.

In an effort to instill a greater ownership culture in the Bank and further align the annual performance-based incentive compensation program with the long-term interests of our stockholders, the Compensation Committee implemented a new annual performance incentive strategy effective 2018. The Compensation Committee determined that with respect to 2018 and following fiscal years, other than with respect to our Chief Executive Officer’s STIP, which is awarded pursuant to his Employment Agreement, a portion of the STIP, the value of which portion will be increased by 10%, will be paid out in shares of our common stock (based ont he fair market value of our common stock on the applicable vesting date), vesting 50% on each of the first two anniversaries of the grant date. For our NEOs, the Compensation Committee determined that the equity portion of the 2019 STIP award would approximate 40%. We believe this ensures that our NEOs consider the long-term performance and growth of the Company while delivering short-term results.

Historically, the program measured performance against agreed-upon goals in determining an incentive award for each of the NEOs, other than our Chief Executive Officer. Bank performance and individual goals were defined at the beginning of each year to establish incentive award opportunities for each level of management. Beginning in 2018, the Compensation Committee established Bank performance goals for the year, achievement of which would result in creation of an overall Company bonus pool, and transitioned from agreed-upon individual goals to more qualitative measures determined based on the annual evaluation for each individual. The achievement of such qualitative measures is determined by our Chief Executive Officer for our NEOs following completion of our fiscal year. Based on his evaluation of such measures, our Chief Executive Officer recommends to the Compensation Committee (and our Compensation Committee approves based on its review of such recommendation) the annual bonuses for our NEOs from the established bonus pool. In addition, our Compensation Committee retained discretion to reduce the overall Company bonus pool based on the Company’s overall performance and stockholder returns for the year. As a result of this transition in the determination of the individual NEOs’ incentive payment from the overall bonus pool, effective with the 2018 annual incentive award, which previously was reported in the non-equity incentive plan compensation column of the Summary Compensation

Table, is reported in the bonus column of the Summary Compensation Table on page 47 of this Proxy Statement.

In early 2019, the Chief Executive Officer recommended and the Compensation Committee approved the Bank performance goals for 2019, upon which the overall Company bonus pool was determined. For 2019, the performance measures for the 2019 target performance goals for the Bank were weighted 35% on profitability, 32.5% on balance sheet growth and 32.5% on enterprise risk management achievements and strategic initiatives. Following is a summary of the Bank performance goals approved for 2019, the respective assigned weights in determining the overall payout opportunity, and actual performance results:

Performance Measures	2019 Target Performance Goal	Weight	Actual Results
		Sr. EVP and EVP
Profitability		35.00%
Net Income ($millions)	$181,800	7.00%	$171,040
Return on Average Equity	9.51%	7.00%	8.63%
Return on Average Assets	1.17%	7.00%	1.12%
Net Interest Margin	3.34%	7.00%	3.27%
Efficiency Ratio	51.66%	7.00%	54.74%
Balance Sheet Growth		32.50%
Deposit Growth (retail)	4.50%	16.25%	4.85%
Total Loan Growth	4.00%	16.25%	1.47%
Strategic Initiatives	100.00%	16.25%	79.00%
ERM Achievements	100.00%	16.25%	74.00%

Total Bank Goals		100.00%

In early 2020, based on the size of the 2019 Company bonus pool and taking into consideration the historic target payouts of 45% for Senior Executive Vice Presidents and 40% for Executive Vice Presidents, the Chief Executive Officer recommended and the Compensation Committee approved the following STIP award values to our NEOs. In determining the STIP award for Senior Executive Vice Presidents, evaluation of the goals based on the Bank’s performance accounted for 80% and evaluation of their respective individual performance goals accounted for 20%. For Executive Vice Presidents, evaluation of the goals based on the Bank’s performance accounted for 75% and their respective individual performance goals accounted for 25%. Because the Bank performance was below target, the bonus payments were lower than historic target payouts, other than with respect to Mr. Stenger, who joined the Bank in February 2019. Due to the discretionary nature of the grant, the portion of the 2019 PIP bonus that will be paid in the form of our common stock (as was described above) will be shown in the equity column of next year’s summary compensation table.

NEO	2019 PIP Bonus Award	% of Historic Target	Cash Portion of 2019 PIP Bonus	Value of Equity Portion of PIP Bonus (including 10% premium)
Alex Ko Executive Vice President & Chief Financial Officer	$140,000	97%	$83,600	$62,040
David P. Malone President & Chief Operating Officer (Bank of Hope)	$204,000	92%	$122,000	$90,200
Kyu S. Kim Senior Executive Vice President & Eastern Regional President (Bank of Hope)	$142,000	83%	$84,800	$62,920
Thomas P. Stenger Executive Vice President & Chief Risk Officer (Bank of Hope)	$110,000	64%	$65,600	$48,840

(1)	Mr. Stenger joined the Company in February 2019 and therefore his 2019 PIP bonus award represents a partial payout as a percentage of historic target.

Long-Term Equity Incentive Awards

The Compensation Committee believes that equity-based compensation ensures that the Company’s officers have a personal stake in the long-term success of the Company without encouraging such officers to take inappropriate or unnecessary risks.

In 2017, the Compensation Committee developed a formal Long-Term Incentive Plan (“LTIP”) with the following objectives:

•	Attract and retain the services of individuals who are likely to make significant contributions to the Company’s success;

•	Encourage ownership of the Company’s common stock by employees;

•	Align executives with stockholder interests; and

•	Ensure sound risk management by providing a balanced view of performance and aligning rewards with the longer-term time horizon of risk outcomes.

The LTIP provides for long-term incentive opportunities through a combination of time-based and performance-contingent equity grants. A select group of senior management and key executives who impact organization-wide results will be considered for participation by the Compensation Committee on an annual basis, with consideration of input from our Chief Executive Officer. The Compensation Committee determined that 50% of the 2019 LTIP award will be subject to only time-based vesting and 50% of the 2019 LTIP will be subject to performance-based vesting for all recipients, including our NEOs. Unless determined otherwise by the Compensation Committee, in addition to the bonus equity grant described above, LTIP awards are expected to be granted annually, with overlapping three-year performance cycles. All LTIP awards beginning in 2019 will be granted under the stockholder-approved 2019 Plan.

With the exception of termination due to disability, death or change in control, participants will generally forfeit all rights to any unvested portion of LTIP awards upon termination of employment. The LTIP will be subject to the Company’s clawback policy, as it may be modified from time to time.

The time-vesting component of LTIP awards are granted as restricted stock units (“RSUs”) that vest one-third each on the first three anniversaries of the grant date.

The performance-vesting component of LTIP awards are granted as performance share units (“PSUs”), contingent on the achievement of pre-established three-year performance goals. At the beginning of the performance period, goals are established which are designed to measure the degree of sustained business success over the set time frame. The Compensation Committee establishes and administers the LTIP performance goals, with consideration of input from management. At the end of the three-year vesting cliff, the Company’s performance against the goals will be assessed to determine the earned award level to a relative return on average assets metric.

Historically, 50% of the pre-established three-year performance goals were based on an absolute earnings per share measure and 50% on a relative total stockholder return measure. Taking into consideration input from its independent compensation consultant Pearl Meyer and recommendations from executive management, for the 2019 LTIP grant, the Compensation Committee replaced the historical absolute measure of cumulative earnings per share with relative return on average assets (“ROAA”) measure, which would allow for the Bank’s performance measurement to more fairly absorb macroeconomic factors that are not in the control of the Company, such as tax rate changes, economic fluctuations, new accounting standards, among others. Accordingly, the performance-contingent LTIP units awarded in 2019 will vest according to performance against the following goals:

Performance Measure	Weighting	Measurement Perspective	Performance Goals
			Threshold	Target	Stretch
Relative ROAA(1)(3)	50%	Relative	30th Percentile	50th Percentile	80th Percentile
Total Stockholder Return(2)(3)	50%	Relative	30th Percentile	50th Percentile	80th Percentile
Payout as % of Target			50%	100%	150%

(1)	ROAA measured on a relative basis against a defined group of Peer Banks over an 11-quarter period from April 1, 2019 through December 31, 2021.

(2)
Total Stockholder Return measured on a relative basis against a defined group of Peer Banks over an 11-quarter period from April 1, 2019 through December 31, 2021. Peer Banks for this purpose will consist of all companies included in the KBW Regional Banking Index (KRX) as of December 31, 2021, excluding the Company if included in the KRX as of that date.

(3)
If the Company’s absolute Total Stockholder Return performance over the period is negative, the payout for this measure will not exceed the target payout regardless of the relative performance ranking.

Performance below “threshold” for a given performance measure will result in the forfeiture of the portion of the LTIP award. Performance at or above “stretch” for a given performance measure will result in a payout equal to 150% of the respective target portion of the LTIP award. Performance between “threshold - target - stretch” will be determined using a straight line interpolation and rounded up to the nearest whole number of shares.

Each LTIP participant has a target award denominated as a percentage of his/her base salary in effect on the date of grant as determined by the Compensation Committee on an annual basis with input from our compensation consultant and recommendations from our Chief Executive Officer for our other NEOs. The following table summarizes target award opportunities, expressed as grant date fair market value as a percentage of base salary, for each NEO under the LTIP:

Position	Total Target Award	Time-Based Vesting RSUs	Performance Contingent PSUs
Chairman, President & Chief Executive Officer	125%	62.5%	62.5%
President & Chief Operating Officer (Bank of Hope)	75%	37.5%	37.5%
Other NEOs(1)	40% - 55%	20% - 27.5%	20% - 27.5%

The Compensation Committee approved the following number of units underlying LTIP equity awards granted to the NEOs in 2019:

	Grant Date	RSUs	PSUs (at target)
Kevin S. Kim Chairman, President & Chief Executive Officer	5/23/2019	43,917	43,916
Alex Ko Executive Vice President & Chief Financial Officer	5/23/2019	6,164	6,164
David P. Malone President & Chief Operating Officer (Bank of Hope)	5/23/2019	12,849	12,848
Kyu S. Kim Senior Executive Vice President & Regional President, Eastern Region (Bank of Hope)	5/23/2019	5,439	5,438
Thomas P. Stenger Executive Vice President & Chief Risk Officer (Bank of Hope)	5/23/2019	3,698	3,698

2017 LTIP Grants - Achievement of Performance Goals

In 2017, LTIP equity awards were granted to our Chief Executive Officer on June 26, 2017 and to our other NEOs on July 27, 2017. The performance-contingent component of the 2017 LTIP awards were granted as performance share units (“PSUs”), contingent on the achievement of the following pre-established three-year performance goals.

Performance Measure	Weighting	Measurement Perspective	Performance Goals
			Threshold	Target	Stretch
Cumulative EPS(1)	50%	Absolute	$3.29	$3.46	$3.70
Total Stockholder Return(2)(3)	50%	Relative	30th Percentile	50th Percentile	80th Percentile
Payout as % of Target			50%	100%	150%

(1)	Cumulative earnings per share over an 11-quarter period from April 1, 2017 through December 31, 2019.

(2)
Total Stockholder Return measured on a relative basis against a defined group of Peer Banks over an 11-quarter period from April 1, 2017 through December 31, 2019. Peer Banks for this purpose will consist of all companies included in the KBW Regional Banking Index (KRX) as of December 31, 2019, excluding the Company if included in the KRX as of that date.

(3)
If the Company’s absolute Total Stockholder Return performance over the period is negative, the payout for this measure will not exceed the target payout regardless of the relative performance ranking.

The Company did not meet the threshold performance goal for total shareholder return and the respective LTIP equity awards were forfeited. For the cumulative EPS performance-contingent LTIP equity awards, the Company’s performance was between target and stretch goals and the payout as a percentage of target was determined to be 123% using a straight line interpolation and rounded up to the nearest whole number of shares. As a result, on March 15, 2020, Mr. Kim, Mr. Ko, Mr. Malone and Ms. Kim vested in 17,624, 1,230, 5,228 and 1,539 shares of the Company’s common stock, respectively, which shares will be reflected in the executive compensation tables in next year’s proxy statement.

Other Practices, Policies and Guidelines

Stock Ownership Guidelines

Our executive compensation program includes stock ownership guidelines for our Chief Executive Officer and non-employee directors. The individuals subject to the guidelines generally have five years from the date the guidelines were adopted, their election to the board or their appointment as Chief Executive Officer to meet the guidelines. If guidelines have not been met within the five-year period, such individuals must retain 100% of the net shares received pursuant to any equity incentive award, after shares are sold or withheld, as the case may be, to pay any exercise price or satisfy any tax obligations arising in connection with the exercise, vesting or payment of the award. Adopted guidelines are as follows:

Role	Guideline
Chief Executive Officer	5x base salary
Non-Employee Directors	3x annual cash retainer

We do not have any stock ownership guidelines or requirement for any of our NEOs other than our Chief Executive Officer.

Currently, our Chief Executive Officer ownership level exceeds the above stated guideline.

Our NEOs are subject to the policy prohibiting the hedging and pledging of our stock, which is discussed under “Hedging and Pledging Prohibition” on page 22 of this Proxy Statement.

Clawback Policy

Our executive compensation program includes a clawback policy that provides for the recoupment of certain incentive based compensation that was earned, vested and granted to our executive officers, including former executive officers, based on any financial reporting measure, our stock price or total stockholder return. Incentive compensation is subject to recoupment if received within any of the three fiscal years prior to the determination that a material error in our financial statements has occurred requiring an accounting restatement. This policy is intended to comply with Section 954 of the Dodd-Frank Act and any applicable stock exchange rules that may be adopted under such act.

Other Benefits

The NEOs are entitled to participate in the same benefits programs that are available to all full-time employees. These benefits include health, dental, vision, and life insurance, paid vacation and the Company contributions to the 401(k) Plan, if any. The Company provides limited perquisites to its NEOs, such as auto allowances and club dues, where the club enhances opportunities to meet and network with prospective customers and other business leaders. Please see the footnotes to the Summary Compensation Table on page 47 for further information.

Compensation Risk Considerations
The Compensation Committee has concluded that the Company’s compensation arrangements do not encourage employees to take unnecessary and excessive risks. We do not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Tax, Accounting and Regulatory Considerations

We take tax, accounting and regulatory requirements into consideration in choosing the particular elements of our compensation and in establishing the procedures we use to set and pay those elements. We seek to pay compensation in the most tax-effective manner where reasonably possible, and, therefore, we take tax considerations into account. However, we will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.

The exception from the Section 162(m) of the Internal Revenue Code $1.0 million deduction limit for qualified “performance-based” compensation paid to certain covered executive officers has been repealed, effective for taxable years beginning after December 31, 2017. From such effective time of the changes to Section 162(m), the Company is no longer able to grant qualified performance-based compensation, other than where transition relief may apply.

CEO to Median Employee Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our median employee and the total annual compensation of Kevin S. Kim, our Chairman, President and Chief Executive Officer, as reported in this Proxy Statement.

For the year ended December 31, 2019, the annual total compensation of our CEO was $2,708,084 as shown on the Summary
Compensation Table. The annual total compensation of our median employee for 2019, excluding the CEO, was $48,232.03, resulting in a ratio of 56 to 1, which is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the following methodology:

We chose December 31, 2019 as the date for establishing the employee population used in identifying our median employee and used January 1, 2019 through December 31, 2019 as the measurement period. As of December 31, 2019, the Company had 1,441 employees, excluding employees on leave of absence. We identified our median employee using the federal taxable income reported for that measurement period in Box 1 of Form W-2 for each employee. We calculated the annual total compensation of the median employee and the annual total compensation of the CEO in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Dale S. Zuehls (Chair), Daisy Y. Ha, Jin Chul Jhung, William J. Lewis and Scott Yoon-Suk Whang, all of whom satisfy the NASDAQ Stock Market listing requirements and relevant Internal Revenue Service and SEC regulations on director independence. None of the members of the Compensation Committee have ever been an officer or employee of the Company or any of its subsidiaries. In addition, none of our directors or executive officers have served as a director of an entity for which a member of the Compensation Committee is an executive officer.

EXECUTIVE COMPENSATION TABLES

I. 2019 Summary Compensation Table

The Summary Compensation Table and related narratives present the compensation paid to or earned by our Named Executive Officers for the years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Options Awards ($)(4)	Non-Equity Incentive Plan Compen- sation ($)(5)	Change in Pension Value and Nonqualified Deferred Comp Earnings ($)(6)	All Other Compen-sation ($)(7)	Total ($)
Kevin S. Kim Chairman, President & Chief Executive Officer	2019 2018 2017	950,000 916,154 803,654	1,050 1,050 1,100	1,105,599 1,086,248 974,734	— — —	593,484 524,345 411,033	4,905 4,609 4,162	53,046 59,825 57,789	2,708,084 2,592,231 2,252,422
Alex Ko Executive Vice President & Chief Financial Officer	2019 2018 2017	357,008 339,054 321,452	84,650 54,550 1,050	212,929 148,887 64,910	— — —	— — 124,000	— — — —	30,000 31,634 31,634	684,587 574,124 543,046
David P. Malone President & Chief Operating Officer (Bank)	2019 2018 2017	484,200 462,462 269,544	123,050 93,550 1,050	425,212 308,715 275,868	— — —	— — 174,000	— — —	17,473 17,490 12,142	1,049,934 882,216 732,603
Kyu S. Kim Senior Executive Vice President & Eastern Regional President (Bank)	2019 2018 2017	376,693 365,721 353,330	85,850 61,550 1,050	200,165 163,851 81,138	— — —	— — 141,150	1,858 1,746 1,640	33,051 33,420 33,139	697,616 626,289 611,446
Thomas P. Stenger Executive Vice President & Chief Risk Officer (Bank)	2019	338,462	184,220	176,203	—	—	—	20,667	719,552
__________

(1)	The amounts reported in the Salary column reflect the actual amount paid in each year.

(2)
Each current NEO received holiday bonuses made up of gift cards aggregating approximately $1,050 per person in the fourth quarter of 2019. For our NEOs excluding our Chief Executive Officer, amounts also include the portion of the Company’s short-term annual incentive plan (the “STIP”) paid in the form of a cash bonus under the 2019 Incentive Compensation Plan (the “2019 Plan”) of $83,600, $122,000, $83,600 and $20,667 for Mr. Ko, Mr. Malone, Ms. Kim and Mr. Stenger, respectively, for services rendered during 2019, but paid in the subsequent year, as more fully described in the CD&A. Due to the discretionary nature of the payments under the 2019 STIP, the portion of the 2019 STIP award that will be paid in the form of an equity grant, the dollar value of which amounts to $62,040, $90,200, $62,920, $48,840 for Mr. Ko, Mr. Malone, Ms. Kim and Mr. Stenger, respectively, will be shown in the equity column of next year’s Summary Compensation Table. For Mr. Stenger, the 2019 amount also includes a retention bonus of $75,000 and relocation/temporary housing reimbursements of $42,570.

(3)
Pursuant to SEC regulations regarding the valuation of equity awards, amounts in the “Stock Awards” column represent the aggregate grant date fair value for restricted stock, restricted stock units and performance-contingent restricted stock units granted in each respective year in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. For Mr. Ko, Mr. Malone and Ms. Kim, amounts include the dollar value of the 2018 STIP that will paid on applicable vesting dates in the form of our common stock, having an aggregate value of $57,750, $101,750 and $63,250, respectively (with the number of shares of our common stock determined based on the fair market value of our common stock on the applicable vesting dates). Under the 2019 Plan and in accordance with the objectives of the Company’s long-term incentive plan (the “LTIP”), which is more fully described in the CD&A, Kevin S. Kim, Mr. Ko, Mr. Malone, Ms. Kim and Mr. Stenger were granted 43,917, 6,164, 12,849, 5,439 and 3,698 time-based restricted stock units, respectively, and 43,916, 6,164, 12,848, 5,438 and 3,698 (at target) performance-contingent restricted stock units, respectively, on May 23, 2019 (the maximum shares of our common stock which may be earned under such grant is 65,874, 9,248, 19,272, 8158 and 5,548 shares and having a value of $870,855, $122,233, $254,776, $107,849 and $73,345 respectively), based on the closing price of the Company’s Stock on May 23, 2019, which was $13.22). The LTIP time-based restricted stock units vest one-third each on the first three anniversaries of the grant date. The actual number of LTIP performance-contingent restricted stock units to be earned for the 2019 grant will be based on two performance measures, as more fully described in our CD&A. Pursuant to the 2016 Incentive Compensation Plan (the “2016 Plan”) and in conjunction with his joining the Bank, Mr. Stenger was granted 5,700 time-based restricted stock units on February 28, 2019, which vest 20% on each of the first five anniversaries of the grant date. The closing price of the Company’s Stock on February 28, 2019 was $14.58. See Note 11 of the Hope Bancorp consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019, incorporated by reference for information regarding assumptions underlying valuation of equity awards.

(4)
The amounts reported in the Options Awards column represent the aggregate grant date fair value for stock options granted in each respective year. There were no stock options awarded to the NEOs in 2019. Note that the amounts reported in this column represent the applicable grant date fair values of stock options in accordance with FASB ASC Topic 718, which do not necessarily correspond to the actual economic value that will be received by the NEO from the options. See Note 11 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 for information regarding assumptions underlying valuation of equity awards.

(5)
For Kevin S. Kim, amounts shown represent our Chief Executive Officer’s annual cash incentive bonus, in accordance with his Employment Agreement, for services rendered during the year indicated, but typically paid in the subsequent year. For prior-year periods, amounts also includes Company contribution credits to our Chief Executive Officer’s deferred compensation account under the legacy Long-Term Cash Incentive Plan (the “legacy LTIP”). For 2019, Kevin S. Kim was awarded an annual incentive bonus of $593,484. No contributions were made to

Kevin S. Kim’s legacy LTIP in 2019 due to the expiration of the plan in the prior year. For Mr. Ko, Mr. Malone and Ms. Kim, amounts shown for prior periods represent annual cash incentive bonuses as more fully described in the CD&A. For Ms. Kim, amounts shown for prior periods also include Company contribution credits to her legacy LTIP deferred compensation account.

(6)
Amounts shown are above-market interest on LTIP deferred accounts, based on the difference between the 6.25% annual interest rate provided on the LTIP accounts and 120% of the applicable federal long-term rate (compounded monthly) in effect at the time the LTIP was established, which was 3.06% for Kevin S. Kim and 4.60% for Kyu S. Kim.

(7)
For 2019, all other compensation for each NEO includes perquisites, matching contributions to the Company’s 401(k) Plan and auto allowance. The Company made matching contributions to the Company’s 401(k) Plan for 2019 in the amount of $16,200 each for Kevin S. Kim and Mr. Ko,$15,003 for Ms. Kim, and $8,990 for Mr. Stenger. All other compensation in 2019 included auto allowances of $15,351 for Kevin S. Kim, $13,800 each for Mr. Ko, Mr. Malone and Ms. Kim, and $11,677 for Mr. Stenger. All other compensation in 2019 also included monthly membership fees at a social club and a country club, aggregating $21,496 for Kevin S. Kim, and monthly membership fees at a social club, aggregating $3,673 for Mr. Malone. All other compensation in 2019 also includes the estimated value of the Bank Owned Life Insurance benefit of $4,248 for Ms. Kim based on the cost of coverage specified by the IRS group-term life insurance premium table.

II. 2019 Grants of Plan-Based Awards Table

The following summarizes non-equity and equity incentive awards granted to the NEOs during the fiscal year ended December 31, 2019. Awards granted from January 1, 2019 through May 22, 2019 were made under the 2016 Plan. Following the stockholders’ approval of the 2019 Plan at the Annual Meeting of Stockholders on May 23, 2019, awards granted from this date through the end of the year were made under the 2019 Plan. No other plan-based awards were granted to NEOs during the year.

		Estimated Future Payouts Under Non-equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin S. Kim Chairman, President & Chief Executive Officer	3/8/2019	475,000	950,000	1,187,500
	5/23/2019				10,979	21,958	32,937				290,285
	5/23/2019				10,979	21,958	32,937				234,731
	5/23/2019							43,917(5)			580,583
Alex Ko Executive Vice President & Chief Financial Officer	3/8/2019		144,927
	3/8/2019							$57,750(6)			57,750(6)
	5/23/2019				1,541	3,082	4,623				40,744
	5/23/2019				1,541	3,082	4,623				32,947
	5/23/2019							6,164(5)			81,488
David P. Malone President & Chief Operating Officer (Bank of Hope)	3/8/2019		221,130
	3/8/2019							$101,750(6)			101,750(6)
	5/23/2019				3,212	6,424	9,636				84,925
	5/23/2019				3,212	6,424	9,636				68,673
	5/23/2019							12,849(5)			169,864
Kyu S. Kim Senior Executive Vice President & Eastern Regional President (Bank of Hope)	3/8/2019		171,045
	3/8/2019							$63,250(6)			63,250(6)
	5/23/2019				1,360	2,719	4,079				35,945
	5/23/2019				1,360	2,719	4,079				29,066
	5/23/2019							5,439(5)			71,904
Thomas P. Stenger Executive Vice President & Chief Risk Officer (Bank of Hope)	3/8/2019		171,045
	5/23/2019				925	1,849	2,774				24,444
	5/23/2019				925	1,849	2,774				19,766
	5/23/2019							3,698			48,888
__________

(1)
For Kevin S. Kim, reflects annual cash incentive bonus opportunity approved by the Compensation Committee available to be earned based on the achievement of annual profitability and balance sheet growth.

(2)
For all other NEOs, amounts are shown for illustrative purposes. Such amounts reflect historic target STIP bonus opportunities based upon historic target payouts of 45% for Senior Executive Vice Presidents and 40% for Executive President. As was described above in the CD&A, actual payments are discretionary and are made from the Company’s overall bonus pool as determined (based on each individual’s qualitative performance evaluations following the conclusion of our fiscal year together with the achievement of the Bank’s pre-established performance goals) by our Chief Executive Officer and subject to approval by the Compensation Committee. Amounts reflect the aggregate dollar value of the potential 2019 STIP awards, a portion of which will be paid as a cash incentive and a portion of which will be paid out in shares of our common stock (based on the fair market value of our common stock on the applicable vesting date), vesting 50% on each of the first two anniversaries of the grant date.

(3)
Represents performance-contingent awards to our NEOs made under the 2019 Plan and in accordance with the objectives of the LTIP, as more fully described in our CD&A. The performance-contingent component of LTIP awards are granted as performance share units (“PSUs”), contingent on the achievement of pre-established three-year performance goals.

(4)
The grant date fair value (computed in accordance with FASB ASC Topic 718) is generally the amount that we would expense in our financial statement over the award’s service period, but does not include a reduction for forfeitures. This does not represent the actual value that may be realized by an NEO upon vesting of the award.

(5)	Amounts reflect 2019 LTIP grants of time-vested restricted stock units under our 2019 Plan, which vest ratably on each of the first three anniversaries of the grant date.

(6)
Amounts reflect the dollar value of the equity portion of the 2018 STIP award that will be paid out in shares of our common stock based on the fair market value of shares of our common stock on the applicable vesting date. Fifty percent of each such award will vest on each of the first two anniversaries of grant.

III. 2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information concerning the value of all unexercised options and unvested stock awards awarded to the NEOs and remaining outstanding as of December 31, 2019. This includes options and unvested restricted stock and restricted stock units granted under the 2019 Plan, 2016 Plan and the 2007 Plan.

		Option Awards(1)				Stock Awards
	Option/Stock Award Grant Date	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Kevin S. Kim Chairman, President & Chief Executive Officer	6/27/2014	170,000	—	15.88	6/27/2024
	5/26/2016	30,660	—	16.12	5/26/2026
	9/1/2016	60,000		17.18	9/1/2026
	6/26/2017					9,552	141,752
	6/26/2017							14,328	212,628
	6/26/2017							14,328	212,628
	4/26/2018					22,841	338,960
	4/26/2018							17,131	206,173
	4/26/2018							17,130	203,161
	5/23/2019					43,917	651,728
	5/23/2019							21,958	325,857
	5/23/2019							21,958	325,857

		Option Awards(1)				Stock Awards
	Option/Stock Award Grant Date	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Alex Ko Executive Vice President & Chief Financial Officer	9/1/2016	12,000	8,000	17.18	9/1/2026
	9/1/2016					2,800	41,552
	7/27/2017					667	9,898
	7/27/2017							1,000	14,840
	7/27/2017							1,000	14,840
	4/26/2018					3,131	46,464
	4/26/2018							2,348	34,844
	4/26/2018							2,348	34,844
	3/8/2019					3,892(4)	57,750(4)
	5/23/2019					6,164	91,474
	5/23/2019							3,082	45,737
	5/23/2019							3,082	45,737
David P. Malone President & Chief Operating Officer (Bank of Hope)	9/1/2016	20,000		17.18	9/1/2026
	7/27/2017					2,833	42,042
	7/27/2017							4,250	63,070
	7/27/2017							4,250	63,070
	4/26/2018					6,492	115,488
	4/26/2018							4,869	57,746
	4/26/2018							4,869	57,746
	3/8/2019					6,856(4)	101,750(4)
	5/23/2019					12,849	190,679
	5/23/2019							6,424	95,332
	5/23/2019							6,424	95,332
Kyu S. Kim Senior Executive Vice President & Eastern Regional President (Bank of Hope)	9/1/2016	18,000	12,000	17.18	9/1/2026
	9/1/2016					3,600	53,424
	7/27/2017					833	12,362
	7/27/2017							1,250	18,550
	7/27/2017							1,250	18,550
	4/26/2018					3,446	68,408
	4/26/2018							2,584	51,139
	4/26/2018							2,584	51,139
	3/8/2019					4,262(4)	63,250(4)
	5/23/2019					5,439	80,715
	5/23/2019							2,719	40,350
	5/23/2019							2,719	40,350
Thomas P. Stenger Executive Vice President & Chief Risk Officer (Bank of Hope)	4/25/2019					5,700	84,588
	5/23/2019					3,698	54,878
	5/23/2019							1,849	27,439
	5/23/2019							1,849	27,439
__________

(1)
Terms of outstanding stock options are for a period of ten years from the date the option is granted. Vested options may be exercised during a period not to exceed three months following the termination of an optionee’s continuous service to the Company for any reason other than disability or death or earlier expiration of the option. If an optionee becomes disabled or dies during his service to the Company, the optionee’s vested options may be exercised up to 12 months following the date of termination of employment or earlier expiration of the option. Mr. Ko and Ms. Kim were granted 20,000 and 30,000 stock options, respectively, on September 1, 2016 under the 2016 Plan, and these options vest and become exercisable 20% each on each of the first five anniversaries of the grant date. The strike price of the stock options granted on September 1, 2016 is $17.18, which is the closing price of the Company’s stock on the grant date.

(2)
Mr. Ko and Ms. Kim were granted 7,000 and 9,000 restricted stock units, respectively, pursuant to the 2016 Plan on September 1, 2016, which vest 20% on each of the first five anniversaries of the grant date. Under the 2016 Plan and in accordance with the objectives of the Company’s LTIP, which is more fully described in the CD&A, Kevin S. Kim was granted 28,656 time-based restricted stock units and 28,656 performance-contingent restricted stock units on June 26, 2017. Under the 2016 Plan and in accordance with the objectives of the Company’s LTIP, Mr. Ko, Mr. Malone and Ms. Kim were granted 2,000, 8,500, and 2,500 time-based restricted stock units, respectively, and 2,000, 8,500, and 2,500 performance-contingent restricted stock units, respectively, on July 27, 2017. Under the 2016 Plan and in accordance with the objectives of the Company’s LTIP, Kevin S. Kim, Mr. Ko, Mr. Malone and Ms. Kim were granted 34,261, 4,696, 9,737, and 5,168 time-based restricted stock units, respectively, and 34,261, 4,696, 9,737, and 5,168 performance-contingent restricted stock units, respectively, on April 26, 2018. Under the 2019 Plan and in accordance with the objectives of the Company’s long-term incentive plan (the “LTIP”), which is more fully described in the CD&A, Kevin S. Kim, Mr. Ko, Mr. Malone, Ms. Kim and Mr. Stenger were granted 43,917, 6,164, 12,849, 5,439 and 3,698 time-based restricted stock units, respectively, and 43,916, 6,164, 12,848, 5,438 and 3,698 performance-contingent restricted stock units, respectively, on May 23, 2019. The LTIP time-vested restricted stock units vest one-third on each of the first three anniversaries of the grant date. The number of performance-contingent LTIP awards is shown at target and is contingent on the achievement of pre-established three-year performance goals. The actual number of LTIP performance-contingent restricted stock units to be earned will be based on two performance measures, as more fully described in our CD&A.

(3)	Except as provided in footnote 4, value based on $14.84, the closing price per share of our common stock on December 30, 2019.

(4)
Amounts shown in column “Market Value of Shares or Units of Stock That Have Not Vested” reflect the dollar value of the equity portion of the 2018 STIP awards that will be paid out in shares of our common stock based on the fair market value of shares of our common stock on the applicable vesting date. Fifty percent of each such award will vest on each of the first two anniversaries of grant. The share number shown in column “Number of Shares or Units of Stock That Have Not Vested” was calculated based on $14.84, the closing price per share of our common stock on December 30, 2019.

IV. 2019 Option Exercises and Stock Vested Table

The following table presents information concerning the number of shares acquired and the value realized during 2019 upon the exercise of stock options and the vesting of restricted stock and restricted stock units previously granted to each of the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kevin S. Kim(3) Chairman, President & Chief Executive Officer	—	—	6,000 9,552 11,420	82,620 126,660 157,596
Alex Ko(4) Executive Vice President & Chief Financial Officer	—	—	1,689 1,400 667 1,565	24,018 18,438 9,618 21,597
David P. Malone(5) President & Chief Operating Officer (Bank of Hope)	—	—	2,833 3,245	40,852 44,781
Kyu S. Kim(6) Senior Executive Vice President & Eastern Regional President (Bank of Hope)	—	—	1,800 833 1,722	31,536 12,012 23,764
__________

(1)
Values were determined by multiplying the number of stock options exercised by the difference between the closing market price of our common stock on the date of exercise and the stock option exercise price.

(2)	Values were determined by multiplying the number of shares or units, as applicable, that vested by the closing market price of our common stock on the vesting date.

(3)
Kevin S. Kim was granted 30,000 shares of restricted stock on April 11, 2014, which vest 20% on each of the first five anniversaries of the grant date. Of these restricted stock shares, 6,000 vested on April 11, 2019, on which date the closing market price of our common stock was $13.77. Under the 2016 Plan and in accordance with the objectives of the Company’s LTIP, which is more fully described in the CD&A, Kevin S. Kim was granted 28,656 shares of time-based restricted stock units on June 26, 2017, which vest one-third each on the first three anniversaries of the grant date. Of these restricted stock units, 9,552 vested on June 26, 2019, on which date the closing market price of our common stock was $13.26. Under the 2016 Plan and in accordance with the objectives of the Company’s LTIP, which is more fully described in the CD&A, Kevin S. Kim was granted 34,261 shares of time-based restricted stock units on April 26, 2018, which vest one-third each on the first three anniversaries of the grant date. Of these restricted stock units, 11,420 vested on April 26, 2019, on which date the closing market price of our common stock was $13.80.

(4)
Mr. Ko was granted 6,756 restrict stock units on March 16, 2016, 25% of which vested immediately and 25% on each of the first three anniversaries of the grant date. Of these restricted stock shares, 1,689 vested on March 18, 2019, and the closing market price of our common stock on the first trading day following the vesting date was $14.22. Mr. Ko was granted 7,000 restricted stock units on September 1, 2016, which vest 20% each on the first five anniversaries of the grant date. Of these restricted stock units, 1,400 vested on September 1, 2019, and the closing market price of our common stock on the first trading day following the vesting date was $13.17. Under the 2016 Plan and in accordance with the objectives of the Company’s LTIP, which is more fully described in the CD&A, Mr. Ko was granted 2,000 shares of time-based restricted stock units on July 27, 2017, which vest one-third each on the first three anniversaries of the grant date. Of these restricted stock units, 667 shares vested on July 27, 2019, and the closing market price of our common stock on the first trading day following the vesting date was $14.42. Under the 2016 Plan and in accordance with the objectives of the Company’s LTIP, which is more fully described in the CD&A, Mr. Ko was granted 4,696 shares of time-based restricted stock units on April 26, 2018, which vest one-third each on the first three anniversaries of the grant date. Of these restricted stock units, 1,565 vested on April 26, 2019, on which date the closing market price of our common stock was $13.80.

(5)
Under the 2016 Plan and in accordance with the objectives of the Company’s LTIP, which is more fully described in the CD&A, Mr. Malone was granted 8,500 shares of time-based restricted stock units on July 27, 2017, which vest one-third each on the first three anniversaries of the grant date. Of these restricted stock units, 2,833 shares vested on July 27, 2019, and the closing market price of our common stock on the first trading day following the vesting date was $14.42. Under the 2016 Plan and in accordance with the objectives of the Company’s LTIP, which is more fully described in the CD&A, Mr. Malone was granted 9,737 shares of time-based restricted stock units on April 26, 2018, which vest one-third each on the first three anniversaries of the grant date. Of these restricted stock units, 3,245 shares vested on April 26, 2019, on which date the closing market price of our common stock was $13.80.

(6)
Ms. Kim was granted 9,000 restricted stock units on September 1, 2016, which vest 20% each on the first five anniversaries of the grant date. Of these restricted stock units, 1,800 vested on September 1, 2019, and the closing market price of our common stock on the first trading day following the vesting date was $13.17. Under the 2016 Plan and in accordance with the objectives of the Company’s LTIP, which is more fully described in the CD&A, Ms. Kim was granted 2,500 shares of time-based restricted stock units on July 27, 2017, which vest one-third each on the first three anniversaries of the grant date. Of these restricted stock units, 833 shares vested on July 27, 2019, and the closing market price of our common stock on the first trading day following the vesting date was $14.42. Under the 2016 Plan and in accordance with the objectives of the Company’s LTIP, which is more fully described in the CD&A, Ms. Kim was granted 5,168 shares of time-based restricted stock units on April 26, 2018, which vest one-third each on the first three anniversaries of the grant date. Of these restricted stock units, 1,722 vested on April 26, 2019, on which date the closing market price of our common stock was $13.80.

V. 2018 Nonqualified Deferred Compensation Table

The following table presents information concerning deferred compensation during the fiscal year ended December 31, 2019. Kevin S. Kim and Kyu S. Kim currently are the only NEOs employed with the Company who participated in the Company’s Long-Term Cash Incentive Plan (“Legacy LTIP”).

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Kevin S. Kim(3) Chairman, President & Chief Executive Officer	—	—	11,892	—	196,780
Kyu S. Kim(4) Senior Executive Vice President & Easter Regional President (Bank of Hope)	—	—	15,907	—	263,203
__________

(1)
The earnings on the employee deferred compensation plans are calculated based on the total amount of interest accrued on account balances during 2019. The above-market portion of these interest amounts in 2019, which amounted to $4,905 for Kevin S. Kim and $1,858 for Ms. Kim are reported in the Summary Compensation Table.

(2)
The following amounts included in this column for the Legacy LTIP also have been reported in the Summary Compensation Table as compensation for prior years: Kevin S. Kim, $137,930; and Kyu S. Kim, $136,164.

(3)
Kevin S. Kim became a Legacy LTIP participant in 2014. According to the terms of his individual Legacy LTIP agreement, Kevin S. Kim was entitled to have up to $50,000 per year, for a five-year period beginning in 2014 through 2018, credited to a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting when he reaches 65 years of age. The agreement had a three-year vesting cliff of 50% of his total potential contribution amount plus accrued interest in his deferred compensation account, with an additional 25% of the total contributions plus accrued interest vesting in each of years four and five.

(4)
Kyu S. Kim became a Legacy LTIP participant in 2008. According to the terms of her individual Legacy LTIP agreement, Kyu S. Kim was entitled to have up to $30,000 per year, for a ten-year period beginning in 2008 through 2017, credited to a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting when she reaches 65 years of age. The agreement had a five-year vesting cliff of 50% of her total contribution amounts plus accrued interest in her deferred compensation account, with an additional 10% of the total contributions plus accrued interest vesting in each of years six through ten.

VI. Potential Payments Upon Termination of Employment or Change in Control

The following table presents the estimated payments and benefits that each NEO would have been entitled to receive if his or her employment had terminated on December 31, 2019 for the various reasons specified in the table. Unless otherwise indicated, all amounts are payable in lump sums.

Name	Cash Severance Arrangements/Compensation ($)	Acceleration of Unvested Options and Stock Awards ($)(1)	Total Termination Benefits ($)
Kevin S. Kim Voluntary Termination or Retirement Involuntary Termination (other than For Cause) Involuntary Termination (For Cause) Termination in Connection with Change in Control Death Disability	— 1,425,000(2) — 2,375,0001(2) — —	— 2,717,857 — 2,717,857 2,717,857 2,717,857	— 4,142,857 — 5,092,857 2,717,857 2,717,857
Alex Ko Voluntary Termination or Retirement Involuntary Termination (other than For Cause) Involuntary Termination (For Cause) Termination in Connection with Change in Control Death Disability	— — — — — —	— — — 437,951 437,957 437,957	— — — 437,951 437,957 437,957
David P. Malone Voluntary Termination or Retirement Involuntary Termination (other than For Cause) Involuntary Termination (For Cause) Termination in Connection with Change in Control Death Disability	— — — — — —	— — — 892,128 892,128 892,128	— — — 892,128 892,128 892,128
Kyu S. Kim Voluntary Termination or Retirement Involuntary Termination (other than For Cause) Involuntary Termination (For Cause) Termination in Connection with Change in Control Death Disability	— — — — — —	— — — 455,382 455,382 455,382	— — — 455,382 455,382 455,382
Thomas P. Stenger Voluntary Termination or Retirement Involuntary Termination (other than For Cause) Involuntary Termination (For Cause) Termination in Connection with Change in Control Death Disability	— — — — — —	— — — 194,345 194,345 194,345	— — — 194,345 194,345 194,345
__________

(1)
The 2007 Plan, 2016 Plan and 2019 Plan allow for vesting of all restricted stock and performance units and stock options upon a change in control, death or the finding of permanent disability. This calculation assumes that each NEO’s restricted stock, restricted stock units and performance-based restricted stock units were paid out in stock at the closing price on December 30, 2019, of $14.84 per share, and that unvested stock options were paid out in the amount of the difference between the stock closing price on December 30, 2019 of $14.84 per share and the option exercise price.

(2)
Pursuant to the terms of Kevin S. Kim’s Employment Agreement, which is more fully described in the Company’s 2018 proxy statement, Kevin S. Kim would have been entitled to receive, in addition to his accrued benefits, cash severance pay equal to 150% of his current annual base salary, or $1,425,000, for termination by us without “cause” or by Mr. Kim for “good reason” occurring on December 31, 2019, other than for cause and not in connection with a change in control of the Company. If Mr. Kim’s termination of employment by the Company without “cause” or by Mr. Kim for “good reason” occurs within one year following a change in control, Mr. Kim would have been entitled to receive, in addition to accrued benefits, cash severance pay equal to 250% of his current annual base salary, or $2,375,000.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

I. Beneficial Ownership of Directors and Executive Officers

The following presents information concerning the beneficial ownership of our common stock as of the Record Date for (i) each of our directors, (ii) each of our named executive officers, and (iii) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(1)	Options/SARs exercisable within 60 days (#)(2)	Total Beneficial Ownership (#)	Percentage of Shares Beneficially Owned(3)
Non-Executive Directors
Donald D. Byun	482,228	20,000	502,228	0.41%
Steven J. Didion	63,510	48,136	111,646	0.09%
Jinho Doo	7,500	20,000	27,500	0.02%
Daisy Y. Ha	449,169	52,540	501,709	0.41%
James U. Hwang	—	—	—	—%
Jin Chul Jhung(4)	237,119	20,000	257,119	0.21%
Joon K. Kim	—	—	—	—%
Steven S. Koh	3,896,644	141,677	4,038,321	3.28%
Chung Hyun Lee	230,619	20,000	250,619	0.20%
William J. Lewis	7,500	20,000	27,500	0.02%
John R. Taylor	43,764	20,000	63,764	0.05%
Scott Yoon-Suk Whang(5)	67,202	20,000	87,202	0.07%
Dale S. Zuehls	7,500	20,000	27,500	0.02%
Executive Directors and Named Executive Officers
Kevin S. Kim	584,802	286,719	871,521	0.71%
Alex Ko	9,530	15,619	25,149	0.02%
David P. Malone	25,548	27,529	53,077	0.04%
Kyu S. Kim	22,286	21,536	43,822	0.04%
Thomas P. Stenger	758	1,233	1,991	—%
All Directors and Executive Officers as a Group (27 Individuals)				5.85%
__________

(1)
Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated or if stock is held as separate property) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person (and/or such person’s spouse) is the sole beneficiary and has pass-through voting rights and investment power.

(2)
Includes shares which the named individual has the right to acquire through the exercise of vested stock options, and shares which the named individual has the right to acquire through the vesting of restricted stock units within 60 days of the Record Date.

(3)	The Percentage of Shares Beneficially Owned is based on the total number of shares of the Company’s common stock outstanding as of the Record Date, April 22, 2020, which was 123,169,404.

(4)	Ownership includes 189,193 shares gifted to an irrevocable trust with his spouse as sole trustee to which Mr. Jhung retains the sole voting and investment power.

(5)	Ownership includes 19,933 shares owned by revocable trust and 18,500 shares gifted to his grandchildren, which Mr. Whang retains the sole voting and investment power.

II. Beneficial Owners of More Than 5% of Our Stock

The following table presents information known to the Company pursuant to SEC filings required by Section 13(d) and Section 13(g) of the Exchange Act as of the Record Date concerning the beneficial owners of more than five percent of the outstanding shares of the Company’s common stock.
Beneficial Owners of More than Five Percent

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Shares Beneficially Owned(2)
BlackRock, Inc. 55 East 52nd Street, New York, NY 100255	18,682,266(3)	15.17%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	13,176,309(4)	10.70%
Dimensional Fund Advisors LP Building One, 6300 Bee Cave Road, Austin, TX 78746	10,627,035(5)	8.63%
Fuller and Thaler Asset Management, Inc. 411 Borel Avenue, Suite 300, San Mateo, CA 94402	8,290,953(6)	6.73%
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, MD 21202	6,671,204(7)	5.42%
 __________

(1)
We have relied on the filings with the SEC on Schedule 13G of each of the listed stockholders in determining how many shares each stockholder owns. The public filings on Schedule 13G, including any amendments thereto, by these stockholders reflect ownership information as of December 31, 2019.

(2)	The percentage of shares beneficially owned is calculated based upon 123,169,404 shares of common stock outstanding as of our Record Date of April 22, 2020.

(3)
Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 4, 2020, BlackRock, Inc. has sole power to vote 18,416,759 shares; and sole power to dispose or direct the disposition of 18,682,266 shares.

(4)
Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group has sole power to vote or direct the vote of 118,811 shares; shared power to vote or direct the vote of 26,549 shares; sole power to dispose or direct the disposition of 13,046,640 shares; and shared power to dispose or direct the disposition of 129,669 shares.

(5)
Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 12, 2020, Dimensional Fund Advisors LP has sole power to vote or direct the vote of 10,376,420 shares; and sole power to dispose or direct the disposition of 10,627,035 shares.

(6)
Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 14, 2020, Fuller and Thaler Asset Management, Inc. has sole power to vote or direct the vote of 6,953,756 shares; and sole power to dispose or direct the disposition of 7,106,896 shares.

(7)
Based solely upon information contained in a Schedule 13G filed with the SEC on February 14, 2020, T. Rowe Price Associates, Inc. has sole power to vote or direct the vote of 1,770,227 shares; and sole power to dispose or direct the disposition of 6,671,204 shares.

ADDITIONAL INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS

Policies and Procedures for Approving Related Party Transactions
We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be reviewed by the Nomination and Governance Committee and ultimately reviewed and approved by our board of directors. As required under its charter, the Nomination and Governance Committee is responsible for reviewing each director’s independence (according to the Nasdaq Stock Market, IRS and the SEC standards) and for making recommendations to the board of directors based on its findings.

Our Code of Ethics and Business Conduct for employees requires employees who may have a potential or apparent conflict of interest to notify their supervisor or the Ethics Officer. Our Director Code of Ethics and Business Conduct requires directors to notify the chair of the Nomination and Governance Committee. A potential conflict is considered to exist whenever an individual has an outside interest, direct or indirect, which could conflict with the individual’s duty to the Company or adversely affect the individual’s judgment in the discharge of his or her responsibilities at the Company. Prior to consideration of a related party transaction, our board of directors requires full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction. The board of directors then determines whether the terms and conditions of the transaction are more or less favorable to the Company than those offered by unrelated third parties. Once the board of directors determines that the terms and conditions are substantially similar to those offered by unrelated parties, the transaction may be permitted if it is approved by a majority of the independent directors entitled to vote on the matter with the interested director abstaining.

All of the transactions reported below were approved by our board of directors in accordance with these policies and procedures, and we believe that the terms of these transactions were not less favorable to us as those we could have obtained from unrelated third parties. The employee and director Code of Ethics and Business Conduct can be found in the Corporate Governance section of our website at www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

To identify related party transactions, each year we require our directors and executive officers to complete director and officer questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest. In addition, director independence is discussed on a regular basis at the Nomination and Governance Committee, and the Bank tracks all deposit accounts on a daily basis and loan accounts on a quarterly basis. Directors and executive officers are required to notify the Legal Department of any updates to the information supplied in the questionnaire occurring after the date of its completion.

There are no existing or proposed material transactions between the Company or the Bank and any of our officers, directors, nominees or principal stockholders or the immediate family or associates of the foregoing persons, except as indicated below.

Transactions Considered

Some of the directors and officers of the Company and/or the Bank and the immediate families and the business organizations with which they are associated, are customers of, and have had banking transactions with, the Bank in the ordinary course of our business, and we expect to have banking transactions with such persons in the future. All loans made to such persons have been made in the ordinary course of business; on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to persons not related to the Bank; and do not involve more than a normal risk of collectability or present other unfavorable features.

Annual Report on Form 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC pursuant to the Exchange Act, without exhibits, is included with this Proxy Statement. In addition, our Form 10-K is available on the Company’s website, www.ir-hopebancorp.com, and the SEC maintains a website, http://www.sec.gov, which contains information we file with them, including the Form 10-K and the exhibits. If you would also like a copy of the exhibits, please write to: Hope Bancorp, Inc., ATTN: Investor Relations, 3200 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90010 or telephone Ms. Angie Yang at (213) 251-2219, or by email at angie.yang@bankofhope.com.

The SEC has adopted rules that permit companies, brokers and other intermediaries to satisfy the delivery requirements for Proxy Statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those share/stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” our Proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker and direct your written request to Hope Bancorp, Inc., Attention: Investor Relations, 3200 Wilshire Blvd., Suite 1400, Los Angeles, CA 90010 or telephone Ms. Angie Yang at (213) 251-2219. We will undertake to furnish any stockholder so requesting a separate copy of these Proxy materials. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters

The board of directors knows of no other matters that will be brought before the Annual Meeting, but if such matters are properly presented at the meeting, proxies solicited hereby will be voted in accordance with the direction of the board of directors, or, if no direction is given, in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the Annual Meeting in accordance with the terms of such proxies.

HOPE BANCORP, INC. BY THE ORDER OF THE BOARD OF DIRECTORS

Kevin S. Kim President & Chief Executive Officer

Los Angeles, California
May 14, 2020

Hope Bancorp VOTE

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Online

Go to **www.investorvote.com/HOPE** or scan the QR code — login details are located in the shaded bar below.

Stockholder Meeting Notice

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Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2020 Proxy Statement and Annual Report on Form 10-K to stockholders are available at:

www.investorvote.com/HOPE

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/HOPE.**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 29, 2020 to facilitate timely delivery.

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Stockholder Meeting Notice

The 2020 Annual Meeting of Stockholders of Hope Bancorp, Inc. will be held on Tuesday, June 9, 2020, 10:30 a.m. Pacific Time, virtually via the internet at www.meetingcenter.io/229348993. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — HOPE2020.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3:

1. Election of Directors:
   01 - Donald D. Byun
   02 - Jinho Doo
   03 - Daisy Y. Ha
   04 - James U. Hwang
   05 - Jin Chul Jhung
   06 - Joon K. Kim
   07 - Kevin S. Kim
   08 - Steven S. Koh
   09 - Chung Hyun Lee
   10 - William J. Lewis
   11 - David P. Malone
   12 - John R. Taylor
   13 - Scott Yoon-Suk Whang
   14 - Dale S. Zuehls
2. Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2020.
3. Approval, on an advisory and nonbinding basis, of the compensation paid to our "Named Executive Officers" as described in the Proxy Statement.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.investorvote.com/HOPE.**

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Hope Bancorp, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 29, 2020.

Hope Bancorp VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/HOPE**
or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/HOPE

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" EACH OF THE PROPOSALS 2 AND 3.

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1. Election of Directors:

01 - Donald D. Byun	02 - Jinho Doo	03 - Daisy Y. Ha
04 - James U. Hwang	05 - Jin Chul Jhung	06 - Joon K. Kim
07 - Kevin S. Kim	08 - Steven S. Koh	09 - Chung Hyun Lee
10 - William J. Lewis	11 - David P. Malone	12 - John R. Taylor
13 - Scott Yoon-Suk Whang	14 - Dale S. Zuehls	

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

____

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2020 Annual Meeting of Stockholders of Hope Bancorp, Inc. will be held on Tuesday, June 9, 2020, 10:30 a.m. Pacific Time, virtually via the internet at www.meetingcenter.io/229348993.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — HOPE2020.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HOPE

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — HOPE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS — June 9, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned stockholder(s) of Hope Bancorp, Inc. (the "Company") hereby nominates, constitutes and appoints Lisa K. Pai and Angie Yang and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Tuesday, June 9, 2020 at 10:30 a.m. PT, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as stated on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" EACH OF THE PROPOSALS 2 AND 3.

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.